AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 1997
                                                      Registration No. 333-18489
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            NEXAR TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                     3571
  (State or Other Jurisdiction of              (Primary Standard Industrial
   Incorporation or Organization)               Classification Code Number)


                                   04-3268334
                         (I.R.S. Employer Identification
                                     Number)


       182 TURNPIKE ROAD, WESTBOROUGH, MASSACHUSETTS 01581 (508) 836-8700 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                 ALBERT J. AGBAY
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            NEXAR TECHNOLOGIES, INC.
                                182 TURNPIKE ROAD
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 836-8700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   Copies to:

         STEPHEN K. FOGG, ESQ.                    MITCHELL C. LITTMAN, ESQ.
        WILLIAM C. ROGERS, ESQ.                LITTMAN KROOKS ROTH & BALL P.C.
         CHOATE, HALL & STEWART                       655 THIRD AVENUE
    EXCHANGE PLACE, 53 STATE STREET               NEW YORK, NEW YORK 10017
      BOSTON, MASSACHUSETTS 02109                      (212) 490-2020
             (617) 248-5000


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________________.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________________.

         If delivery of the Prospectus is expected to be made pursuant to Rule
434, check the following box.   |_|



                              --------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================





                                EXPLANATORY NOTE


         This Registration Statement contains two forms of prospectus: (i) one to be used in connection with an initial public offering of 2,500,000 shares of Common Stock by the Company (the "Company Prospectus") and (ii) one to be used in connection with the secondary sale from time to time of up to 6,700,000 shares of Common Stock by certain Selling Security Holders (the "Selling Security Holders' Prospectus"). The Company Prospectus and the Selling Securities Holders' Prospectus will be identical in all respects except for the alternate pages for the Selling Security Holders' Prospectus which are included herein after the final page of the Company Prospectus and are labelled "Alternate Page for Selling Security Holders' Prospectus." Final forms of the Prospectus will be filed with the Securities and Exchange Commission under Rule 424(b).









INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.






                SUBJECT TO COMPLETION, DATED JANUARY 24, 1997


PROSPECTUS
                                2,500,000 SHARES

                                     [LOGO]


                                  COMMON STOCK




         All of the 2,500,000 shares of Common Stock of Nexar Technologies, Inc. ("NEXAR" or the "Company") offered hereby (the "Offering") are being sold by the Company, a wholly-owned indirect subsidiary of Palomar Medical Technologies, Inc. ("Palomar"). Following the Offering, Palomar will beneficially own approximately 67.5% of the Common Stock (assuming no exercise of the Underwriter's over-allotment option), including 1,200,000 shares of the Common Stock subject to a contingent repurchase right of the Company at a nominal price per share in the event that the Company does not achieve certain performance milestones set forth in an agreement between the Company and Palomar and shares which Palomar may acquire upon conversion of shares of Convertible Prefered Stock. See "Certain Transactions" and "Description of Capital Stock."


         Shares of the Company beneficially owned by Palomar and three institutional investors are being registered for sale from time-to-time in the open market. Such transactions are being registered by separate prospectus concurrently with this offering. The Company will not receive any proceeds from any sale of such shares.


         Prior to the Offering, there has not been a public market for the Common Stock of the Company. It is currently estimated that the initial public offering price will be between $11.00 and $13.00 per share. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price. Application has been made to have the Common Stock quoted on the Nasdaq National Market under the symbol "NEXR."


       SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN
          FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS
                      OF THE COMMON STOCK OFFERED HEREBY.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                        UNDERWRITING
                   PRICE TO            DISCOUNTS AND            PROCEEDS TO
                    PUBLIC             COMMISSIONS(1)           COMPANY(2)
--------------------------------------------------------------------------------
Per Share      $                $                         $
--------------------------------------------------------------------------------
Total(3)       $                $                         $
================================================================================


(1) Does not reflect additional compensation to Sands Brothers & Co., Ltd., the representative (the "Representative") of the Underwriters, by the Company in the form of warrants entitling the Representative to purchase up to 250,000 shares of Common Stock during the four-year period commencing on the first anniversary date of this Prospectus at an exercise price equal to 120% of the initial public offering price (the "Representative's Warrants") and a non-accountable expense allowance equal to two percent of the aggregate price to the public of the shares of Common Stock offered hereby. For information regarding indemnification of the Underwriters, see "Underwriting."
(2)    Before deducting expenses estimated at $1,000,000 payable by the Company.
(3) The Company has granted to the Underwriters a 45-day option to purchase up to 375,000 additional shares of Common Stock solely to cover over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be $ ____, $_____ and $_____ , respectively.


         The shares of Common Stock are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them, and subject to certain conditions. It is expected that certificates for the shares of Common Stock offered hereby will be available for delivery on or about ____________, 1997, at the office of Sands Brothers & Co., Ltd., 90 Park Avenue, New York, New York 10016.

                           SANDS BROTHERS & CO., LTD.
                    , 1997










                                       NEXAR
               FOR PEOPLE WHO BUY PCS. AND FOR PEOPLE WHO SELL THEM.


              [PHOTOGRAPH OF NEXAR PC WITH SIDE PANELS BEING REMOVED]

















Every computer end-user market is concerned about obsolescence. Corporate America and small businesses. The government and the education system. Small and home offices. This is what makes NEXAR personal computers so refreshing -- they forestall system obsolescence.

NEXAR offers PCs to its resellers without the CPU, RAM, cache and hard drive pre-installed, allowing them to configure the PC with their customers' choice of components. Unlike other upgradeable or modular computers, NEXAR PCs are not based on a proprietary architecture. Industry-standard components can be used. The customer, not the manufacturer's technician, is in control of enhancements to the system. Upgrading can be done in a matter of minutes. Without any tools. Without training. Without the help of a technician. When more performance is needed, only specific components need upgrading. Not the whole PC.

The removable hard drive is a feature that's particularly desirable where security is an issue, or when a user wants portable data to go. It also makes possible the use of multiple operating systems on a single PC.

NEXAR resellers can precisely meet their customer's technical and budgetary requirements without exposing themselves to inventory depreciation caused by the rapid advance of technology coupled with frequent price declines. Today's best technology at today's best price. [NEXAR LOGO]

IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                                       2




                                NEXAR TECHNOLOGY
                     MAKES CUSTOM CONFIGURATIONS EASY!

[PHOTOGRAPH OF RIGHT SIDE OF NEXAR PC WITH SIDE PANEL REMOVED]

Snap off the right side panel of a NEXAR personal computer and uncover the difference between a NEXAR PC and conventional models: direct access to the key system defining components. A second side panel on the left side provides access to expansion card slots.

NEXAR PCs are sold as high performance system platforms, usually shipped to resellers fully configured except for the CPU, RAM, Cache, and Hard Drive, all of which can be installed by the reseller in minutes. No tools. No custom parts. No special training.

This  means   that   NEXAR   resellers   can  offer  a   competitively   priced,
custom-tailored,  high-performance  PC.   Resellers  save on labor  and are less
exposed to the high costs of holding older inventory.

The new NEXAR 11 supports SDRAM, EDO, or FPM memory, pipeline burst Cache, EIDE or SCSI Hard Drives, concurrent PCI bus and Universal Serial Bus. All industry standard components - no proprietary parts.

NEXAR PCs support Pentium processors with MMX multi media extension technology, while its ISA/PCI controller supports state-of-the-art video, fax, network and sound cards. Today's PC ready for tomorrow's technology.







                                       3





NEXAR
Easy to customize now.
Easy to upgrade later.

NEXAR offers current and next-generation compatibility combined with an innovative, patent-pending design which allows the CPU, RAM, and cache to be accessed without technical assistance and without opening the entire chassis. This means that the components which become obsolete the fastest can be easily replaced. The result is an extended lifespan, lower cost of ownership and investment protection.

     *   Configures and upgrades easily in seconds - no tools needed.

     * CPU, cache and RAM are located at the outside of the cabinet, under a removable side panel.

     * A second removable side panel provides easy access to expansion card slots.

     *   Slide-in slide-out hard drive caddy.

     *   Concurrent PCI bus and universal serial bus (USB).

     * Supports 33,600 DSVD modem ISDN and video, fax, network and sound cards for telephone and video conferencing.

     *   Upgradable to next-generation Intel Pentium and AMD chips with MMX(TM).

     *   Upgradable to 128 MB SDRAM

         [NEXAR LOGO]





                                       4





                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus. Each prospective investor should carefully consider the information set forth under the heading "Risk Factors." Unless otherwise indicated herein, the information in this Prospectus
(i) has been adjusted to give effect to a 120-for-1 stock split of the Company's common stock, $0.01 par value (the "Common Stock"), effective as of December 18, 1996, (ii) gives effect to the conversion of $10,000,000 of indebtedness owed to related parties into 1,900,000 shares of Common Stock upon closing of the Offering, and (iii) assumes no exercise of the Underwriters' over-allotment option. See "Description of Capital Stock," "Certain Transactions" and "Underwriting."

                                   THE COMPANY



         Nexar Technologies, Inc. develops, manufactures and markets high-performance, competitively-priced desktop personal computers (PCs) based on patent-pending technologies. Unlike conventional PCs, NEXAR systems permit an end-user to (i) purchase a custom-configured PC on demand, and (ii) easily upgrade or switch important components of the PC to accommodate emerging and future technologies resulting in a significant extension of the computer's useful life. NEXAR sells a high-performance system platform which, except for the key system defining components (microprocessor, memory and hard drive), is typically shipped to resellers fully configured. This approach:



         * Enables the end-user, whether corporate or individual, to buy a system configured exactly to that customer's technical and budgetary requirements and, later, to easily upgrade the PC's key components with industry-standard products.


         * Enables the Company's channel resellers to reduce their exposure to inventory depreciation caused by rapid advances in technology and frequent price reductions of the key system components, which typically account for more than 50% of the cost of a PC.

         * Enables the Company's resellers to compete with direct marketers, such as Dell Computer and Gateway 2000, because a NEXAR PC provides resellers with the ability to promptly deliver a custom-configured, high-performance PC at a competitive price.

         * Enables the Company to maintain profit margins unaffected by the forecasting risks borne by conventional PC manufacturers who operate within a several-month-long cycle from (i) component procurement to (ii) assembly to (iii) date-of-sale, all conducted in an environment of rapid technological advances and frequent price reductions. Since the key components of a NEXAR PC are typically installed by a reseller immediately prior to use or sale, the Company avoids the loss of profit margin from making inaccurate predictions of the most desired mix of key system components in the marketplace several months in the future, from paying yesterday's higher prices for components, or from discounting aging technology.


         The Company's current PCs are based on an industry-standard, open architecture design, co-engineered by HCL Hewlett Packard Ltd., which allows the central processing unit (CPU), random access memory (RAM), and cache memory to be replaced by end-users without technical assistance and without opening the entire chassis. The Company's current model accepts Intel Corporation's Pentium(R) and compatible CPUs, including the recently released Pentium processor with MMX multimedia extension technology. NEXAR PCs also include, as a standard feature, a removable hard drive, permitting its replacement and the further advantages of increased data portability and security, and the use of multiple operating systems in a single PC.


         The Company's objective is to become the industry leader in designing and marketing PCs with technology which enables resellers and end-users, in an easy and cost-effective manner, to upgrade and transition the CPU and the other key system defining components in accordance with the known and anticipated roadmaps of various makers of fundamental and leading-edge PC technology. Accordingly, NEXAR has developed and will soon market a new generation of PCs




                                       5




featuring the Company's patent-pending Cross-Processor Architecture(TM) (NEXAR XPA(TM)) in which any one of several state-of-the-art CPUs can be initially included or later installed, including Intel Corporation's Pentium or Pentium Pro(R) and compatible CPUs. The NEXAR XPA technology will also accommodate microprocessors based on other technologies, such as the Alpha(R) CPU made by Digital Equipment Corporation (DEC) or the PowerPC(R) processor offered jointly by IBM, Motorola Corporation and Apple Computer.

         NEXAR is led by its Chairman and Chief Executive Officer, Albert J. Agbay, who has more than twenty years experience at various computer companies, including senior management positions at PC makers such as NEC, Panasonic and Leading Edge. The Company does not market its products directly to end-users, but instead distributes its products through a growing network of international, national and regional distributors, value-added and other resellers, original equipment manufacturers (OEMs), system integrators, computer superstores, direct response resellers, and independent dealers.



                          ----------------------------

    The Company was incorporated in Delaware in March 1995 as a wholly-owned subsidiary of Palomar Medical Technologies, Inc., a publicly-held corporation that develops, manufactures and markets medical laser devices and electronics products. The Company's principal executive offices are located at 182 Turnpike Road, Westborough, Massachusetts 01581, and its telephone number is (508) 836-8700. Unless the context otherwise requires, the "Company" and "NEXAR" refer to Nexar Technologies, Inc. and its wholly-owned subsidiary, Intelesys Corporation, a Delaware corporation.


                  SUMMARY SELECTED QUARTERLY OPERATING RESULTS

       The following table presents unaudited quarterly consolidated financial data of the Company for each of the first three quarters in 1996. The Company was incorporated in March 1995 and first began volume shipments of its patent-pending PCs in the second quarter of 1996. In view of the Company's recent growth and other factors, the Company believes that quarter-to-quarter comparisons of its consolidated financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

                                                               FISCAL QUARTER ENDED
                                                               --------------------
                                                March 31,            June 30,           Sept. 30,
                                                  1996                1996                1996
                                                 ------              ------               -----
CONSOLIDATED STATEMENTS OF
    OPERATIONS:

Net revenues.............................       $117,468          $2,033,811           $9,190,147
Costs of revenues........................        116,388           1,798,229            7,423,725
                                                 -------           ---------            ---------
Gross profit.............................          1,080             235,582            1,766,422
                                                --------          ----------            ---------

Operating expenses:
Research and development.................         67,318             102,728              130,961
Selling and marketing....................        327,284           1,678,727              981,200
General and administrative...............        441,627             634,282              619,979
                                                 -------             -------              -------
Total operating expenses ................        836,229           2,415,737            1,732,140

Net income (loss)........................     $(835,149)        $(2,180,155)              $34,282
                                              =========         ===========               =======



                                       6





                                  THE OFFERING
Common Stock offered by the Company...........................   2,500,000 shares
Common Stock to be outstanding after the Offering.............   9,200,000 shares(1)(2)
Use of proceeds...............................................   For repayment of $5,000,000 of
                                                                 indebtedness to related parties and general
                                                                 corporate purposes, including working
                                                                 capital, product development and capital
                                                                 expenditures.  See "Use of Proceeds."
Proposed Nasdaq National Market symbol........................   NEXR


-------------------


(1) Based on the number of shares of Common Stock outstanding on December 31, 1996. Excludes (i) 3,055,920 shares of Common Stock issuable upon exercise of stock options outstanding as of December 31, 1996 at a weighted average exercise price of $0.51 per share, of which options to purchase 1,061,680 shares were then exercisable, and (ii) 800,000 shares of Common Stock reserved for issuance under stock options to be granted upon the effectiveness of the Offering at an exercise price equal to the initial public offering price. See "Capitalization," "Management--Stock Plans" and "Beneficial Ownership of Management." (2) Includes 1,900,000 of shares of Common Stock which will be issued to related parties upon conversion of $10,000,000 of indebtedness upon the closing of the Offering. See "Certain Transactions."




                                                     SUMMARY CONSOLIDATED FINANCIAL DATA

                                                              Period from Inception (March 7, 1995)           Nine Months Ended
                                                                       to December 31, 1995                   September 30, 1996
                                                                       ---------------------                 -------------------

CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net revenues................................................                 $619,629                                $11,341,426
Cost of revenues............................................                  574,611                                  9,338,342
                                                                             --------                                  ---------
Gross profit................................................                   45,018                                  2,003,084
                                                                               ======                                  =========
Net loss....................................................             $(2,261,434)                               $(2,981,022)
                                                                         ============                               ============

Pro forma net loss per common and common equivalent share (1):                                                           $(0.35)
Pro forma weighted average number of common and common                                                                 =========
 equivalent shares outstanding:                                                                                        8,421,838
                                                                                                                       =========



                                                                                     September 30, 1996
                                                                   ------------------------------------------------------
                                                                                                           Pro Forma
                                                                   Actual           Pro Forma(2)       As Adjusted(2)(3)
                                                                   ------           ------------       -----------------
CONSOLIDATED BALANCE SHEETS DATA:
Cash.......................................................     $ 8,147,918         $ 8,147,918            $29,166,918
Working capital............................................      13,616,663          13,616,663             34,868,663
Total assets...............................................      20,183,318          20,183,318             40,800,318
Amounts due to related parties (4) .......................       19,568,449           5,000,000            ---
Stockholder's (deficit) equity.............................     (5,242,056)           9,326,393             35,176,393


------------------

(1) Computed on the basis described in Note 3(b) of Notes to Consolidated Financial Statements.
(2) Presented on a pro forma basis to give effect to the conversion of indebtedness to related parties totaling $10,000,000 at September 30, 1996 into 1,900,000 shares of common stock and the conversion of $4,568,449 due to related parties into 45,684 shares of Convertible Preferred Stock. See "Certain Transactions."
(3) Adjusted to give effect to the receipt of the net proceeds from the sale of the 2,500,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $12.00 per share and includes the repayment of $5,000,000 of amounts due to related parties. See "Use of Proceeds" and "Capitalization."
(4)  Represents  amounts  due to Palomar  and  Palomar  Electronics  Corporation
     (PEC). See Note 2 of Notes to Consolidated Financial Statements.

                                  RISK FACTORS

       Certain   statements   contained   herein   expressing  the  beliefs  and
expectations of the Company regarding its future results or performance are forward-looking statements that involve a number of risks and uncertainties. The Company's actual results could differ significantly from the results discussed in such forward-looking statements. For a discussion of important factors that could cause or contribute to such differences, see "Risk Factors" beginning on page 6.


                                        7




                                  RISK FACTORS

       In addition to the other information contained in this Prospectus, prospective investors should consider carefully the following risk factors, as well as those discussed elsewhere in this Prospectus, before making an investment decision with respect to the shares of Common Stock offered hereby.

       Prospective investors are advised that statements contained herein expressing the beliefs and expectations of the Company regarding its future results or performance are forward-looking statements that involve a number of risks and uncertainties. The Company's actual results could differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this Prospectus.

LIMITED OPERATING HISTORY; HISTORY OF OPERATING LOSSES; ACCUMULATED DEFICIT


       The Company was incorporated in March 1995 and commenced selling its PCs in volume in April 1996. Accordingly, the Company has a limited operating history upon which an evaluation of the Company and its prospects can be based. The Company's prospects must be evaluated with regard to the risks encountered by a company in an early stage of development, particularly in light of the uncertainties relating to the intensely competitive market in which the Company operates. As of September 30, 1996, the Company had an accumulated deficit of $5,242,456. Although the Company anticipates realizing revenue growth during the first six months of 1997, the Company's ability to generate significant revenue thereafter is subject to substantial uncertainty. In addition, the Company anticipates that its operating expenses will increase substantially in the foreseeable future as it further develops its technology, increases its sales and marketing activities, creates and expands the distribution channels for its services and broadens its customer support capabilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


RISKS ASSOCIATED WITH INTENSE COMPETITION


         The desktop PC industry is intensely competitive and may become more so as the result of, among other things, the introduction of new competitors (including large multi-national, diversified companies) and possibly weakening demand. The Company currently competes in the desktop PC market principally with Acer America Corporation, Apple Computer Corporation, Compaq Computer, Dell Computer, Gateway 2000, Hewlett-Packard Company, IBM and Packard Bell NEC, Inc. In addition, the Company expects to compete in the network server market commencing in the third quarter of 1997 with a server complementing its desktop PCs against established companies such as Advanced Logic Research, Inc. (ALR), Compaq Computer, Dell Computer, Hewlett-Packard and IBM. All of these companies have stronger brand recognition, significantly greater financial, marketing, manufacturing, technological and distribution resources, broader product lines and larger installed customer bases than does the Company. Principal competitive factors include product features, product performance, quality and reliability, the ability to deliver product to customers in a timely fashion, customer service and support, marketing and distribution capabilities and price. Also in order to compete successfully, the Company must attract and retain a sufficient number of management sales and technical personnel with high levels of relevant skills and meaningful experience. Although the Company has assembled an experienced senior management team, there can be no assurance that the Company will be able to attract and retain sufficient numbers of additional personnel, as the need for such individuals increases with the Company's anticipated growth, or maintain or improve its current position with respect to any of these or other competitive factors. This intense competition could result in loss of customers or pricing pressures, which would negatively affect the Company's results of operations.


        The Company's ability to compete favorably is dependent, in significant part, upon its ability to control costs, react timely and appropriately to short- and long-term trends and competitively price its products while preventing erosion of its margins, and there is no assurance that the Company will be able to do so. Many of the Company's competitors can devote greater managerial and financial resources than the Company can to



                                       8




develop, promote and distribute products and provide related consulting and training services. Some of the Company's competitors have established, or may establish, cooperative arrangements or strategic alliances among themselves or with third parties, thus enhancing their ability to compete with the Company. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that the competitive pressures faced by the Company will not materially and adversely affect its business, operating results and financial condition. See "Business--Competition."

DEPENDENCE ON SUBSTANTIAL CUSTOMER

       In the nine months ended September 30, 1996, one customer of the Company, Government Technology Services, Inc. (GTSI), a leading supplier of desktop systems to United States government agencies, accounted for a majority of the Company's revenues. The Company expects that GTSI will continue to be an important customer, but that sales to GTSI as a percentage of total revenues will decline substantially as the Company further expands its distribution network and increases its overall sales. The Company has entered into an agreement with GTSI pursuant to which GTSI serves as the Company's exclusive federal reseller with respect to Government Services Administration (GSA) scheduled purchases, provided that GTSI purchases at least $35 million of the Company's products in 1997. GTSI is under no obligation, however, to purchase any products of the Company. If GTSI makes fewer purchases in 1997 than the Company anticipates, that would have a material adverse effect on the Company. See "Business--Customers" and "Business--Strategy."

MANAGEMENT OF GROWTH

       The anticipated rapid growth in the size, geographic scope and complexity of the Company's business and development of its customer base are expected to place a significant strain on the Company's management, operations and capital needs. The Company's continued growth, if any, will require it to attract, motivate and retain additional highly skilled technical, managerial, consulting, sales and marketing personnel both in the United States and abroad, and will also require the Company to enhance its financial and managerial controls and reporting systems. There is no assurance that the Company can manage its growth effectively or that the Company will be able to attract and retain the necessary personnel to meet its business challenges. If the Company is unable to manage its growth effectively, the Company's business, financial condition and operating results would be materially and adversely affected. See "Management's Discussion and Analysis of Financial Condition of Results of Operations."

SIGNIFICANT CAPITAL REQUIREMENTS; UNCERTAINTY OF ADDITIONAL FUNDING


       The Company's capital requirements in connection with its development and marketing activities have been and will continue to be significant. Although the Company believes that its existing capital resources, together with the proceeds of the Offering and interest earned thereon, will be adequate to satisfy its capital requirements for at least the next twelve months, the Company's future capital requirements will depend on many factors, some of which are not within the control of the Company. These factors include sales of its existing products, the continued progress in, and magnitude of, its research and product development programs, the costs involved in filing, prosecuting, enforcing and defending patent claims, competing technological and market developments and the costs and success of commercialization activities. There can be no assurance that the Company may not in the future require additional funding. If the Company requires additional funding, there can be no assurance that it will be able to obtain such funding on acceptable terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


DEPENDENCE ON NEW PRODUCTS; MARKET ACCEPTANCE

       The Company's future success will be highly dependent upon its ability to develop, produce and market products that incorporate new technology, are priced competitively and achieve significant market acceptance. There can be no assurance that the Company's products will be technically advanced or commercially successful



                                       9





due to the rapid improvements in computer technology and resulting product obsolescence. There is also no assurance that the Company will be able to deliver commercial quantities of new products in a timely manner. The success of new product introductions is dependent on a number of factors, including market acceptance, the Company's ability to anticipate and manage risks associated with product transitions, effective product marketing, proper management of inventory levels in line with anticipated product demand and the timely manufacturing of products in appropriate quantities to meet anticipated demand. In addition, although the Company plans to offer in the third quarter of 1997 a network server complementing its desktop PCs, and plans to commence shipment of NEXAR XPA PCs by mid-1997, the Company currently has no other product lines, such as notebook computers or other computer related products, planned. The failure of the Company to develop, produce and market commercially viable products could result in the Company's business, operating results and financial condition being materially and adversely affected. See "Business--Product Development" and "--Products."

PRODUCT DEVELOPMENT RISKS

       The Company's product development efforts will continue to require substantial investments by the Company for third-party development, refinement and testing, and there can be no assurance that the Company will have the resources sufficient to make such investments. Participants in the PC industry generally rely on the creation and implementation of technology standards to win the broadest market acceptance for their products. The Company must successfully monitor and participate in the development of standards while continuing to differentiate its products in a manner valued by customers. Industry participants generally accept, and may encourage, the use of their intellectual property by third parties under license, nonetheless, when intellectual property owned by competitors or suppliers becomes accepted as an industry standard, the Company must obtain a license, purchase components utilizing such technology from the owners of such technology or their licensees, or otherwise acquire rights to use such technology. The failure of the Company to license, purchase or otherwise acquire rights to such technologies could result in the Company's business, operating results and financial condition being materially and adversely affected. See "Business--Product Development" and "--Products."

DEPENDENCE ON OUTSIDE PRODUCT ENGINEERING

       The Company currently has only a limited product development staff. The Company has entered into a Development Agreement with GDA Technologies, Inc.(GDA), a provider of computer engineering services, to develop its new patent-pending NEXAR XPA technology and to implement this technology on several motherboards to be introduced for use in its PCs by mid-1997. Although the Company believes that it could find and engage equivalent development and engineering services elsewhere within a reasonable period of time, or hire sufficient capable engineers to perform such development work in-house, the inability of GDA to adequately perform such services on a timely basis could have a material adverse effect on the Company. See "Business--Product Development."

UNCERTAINTY REGARDING INTELLECTUAL PROPERTY RIGHTS; POTENTIAL LITIGATION WITH FORMER EXECUTIVE


       The Company's success is dependent, in part, upon its licensed and owned intellectual property rights. While the Company has applied for a patent on its Cross-Processor Architecture(TM) (NEXAR XPA(TM)) technology, no such patent has issued. Similarly, while Technovation Computer Labs, Inc. (Technovation) represents that it has applied for a patent on the technology it licenses to the Company as discussed further in the following paragraph, the Company has not been notified that any such patent has been issued. Accordingly, the Company currently relies on copyrights, unpatented trade secrets and trademarks to protect its proprietary technology. No assurance can be given that the Company's competitors will not independently develop or otherwise acquire substantially equivalent techniques or otherwise gain access to the Company's proprietary technology or that the Company can ultimately protect its rights to such proprietary technology. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation which may be necessary to



                                       10






enforce its rights under any such patent. The Company also relies on confidentiality agreements with its collaborators, employees, advisors, vendors and consultants to protect its proprietary technology. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed by competitors. Failure to obtain or maintain patent and trade secret protection, for any reason, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Intellectual Property."


       The  Company's  current  PCs  are  shipped  with  motherboards  based  on technology licensed from Technovation, which, to the best of the Company's knowledge, is owned by Babar I. Hamirani, a former executive officer of the Company whose employment was terminated by the Company on November 29, 1996. Although no formal claim has been made, an attorney representing Mr. Hamirani has informed the Company that Mr. Hamirani may file a lawsuit or seek arbitration proceedings against the Company regarding Mr. Hamirani's employment termination and the license agreement with Technovation. Under the terms of its license agreement with Technovation, which the Company believes it is in compliance with in every material respect, the Company has the exclusive right to use the licensed technology through August 1998 in exchange for a per unit sold royalty amount, and a non-exclusive right to use such technology for up to seven additional years at the same royalty rate. The Company intends to cease manufacturing PCs with motherboards originally designed under the technology licensed from Technovation by mid-1997 after it begins shipping PCs with its new patent-pending NEXAR XPA technology, but the Company does intend to continue to pay royalties to Technovation to the extent required under the license agreement. In addition, patent counsel for Mr. Hamirani has informed the Company that such counsel is in the process of prosecuting a continuation to Technovation's patent application covering additions and improvements to the original invention which is the subject of such application. Such counsel has informed the Company of the nature of such additions and improvements and it appears to the Company that they may have aspects in common with the Company's new NEXAR XPA technology. While the Company has not had an opportunity to review this continuation, it appears that it may conflict with the Company's patent application. The Company would consider such a claim by Mr. Hamirani to be without merit and would vigorously defend its intellectual property rights if such a conflict develops in the patent office.

       The Company does not believe that any of Mr. Hamirani's threatened claims against the Company have merit and it intends to vigorously defend against them if Mr. Hamirani initiates litigation or arbitration proceedings. There can be no assurance, however, that the Company would prevail in any such litigation or arbitration proceedings. Also, any litigation or arbitration proceedings initiated by Mr. Hamirani as to his employment termination or the license agreement with Technovation could become extremely protracted and expensive even if the Company ultimately prevails, and involvement in such litigation or arbitration and related diversion of management attention and resources could have a material adverse effect on the business, results of operations and financial condition of the Company. See "Business -- Intellectual Property" and "Certain Transactions."


POTENTIAL INFRINGEMENT OF PROPRIETARY TECHNOLOGY

       Although the Company believes that its products do not infringe patents or other proprietary rights of third parties, there can be no assurance that the Company is aware of all patents or other proprietary rights that may be infringed by the Company's products, that any infringement does not exist or that infringement may not be alleged by third parties in the future. If infringement is alleged, there can be no assurance that the necessary licenses would be available on acceptable terms, if at all, or that the Company would prevail in any related litigation. Patent litigation can be extremely protracted and expensive even if the Company ultimately prevails, and involvement in such litigation and related diversion of Management attention and resources could have a material adverse effect on the business, results of operations and financial condition of the Company. See "Business--Intellectual Property."



                                       11





RISK OF TECHNOLOGICAL OBSOLESCENCE

       There can be no assurance that products or technologies of the Company's competitors will not render the Company's products or technologies noncompetitive or obsolete. Although the Company's product lines have been designed to forestall such obsolescence, there can be no assurance that the Company's products will be competitive with products offered by other manufacturers. In addition, delays in access to technology developed by competitors and suppliers could slow the Company's design and manufacture of components and subsystems that distinguish its products. If the Company is unable for technological or other reasons to develop and introduce new or enhanced products and services in a timely and effective manner, the Company's business, operating results and financial condition would be materially and adversely affected. See "Business--Product Development" and "--Products."

FORECASTING ISSUES

       Because of the pace of technological advances in the computer industry, the Company must introduce on a timely basis new products that offer customers competitive technologies while managing the production and marketing cycles of its existing products. Forecasting demand for newly-introduced products is complicated by the availability of different product models, which may include various types of built-in peripherals and software in certain markets. As a result, while overall demand may be in line with the Company's projections and manufacturing implementation, local market variations can lead to differences between expected and actual demand and resulting delays in shipment, which can affect the Company's financial results. See "Business--Strategy" and"--Products."

DEPENDENCE UPON WANG LABORATORIES TO PERFORM SERVICE OBLIGATIONS

       All of the Company's products are sold with a three year limited warranty on hardware with one year on-site service. The Company currently lacks the capability to provide technical support for its PCs in the field and has contracted with Wang Laboratories, Inc. ("Wang") to perform all of the Company's warranty obligations with respect to its products. Wang provides NEXAR's customers on-site hardware support, including diagnostics and repair and also provides telephone support for software products bundled with NEXAR's systems for a period of 90 days. While the Company selected Wang based on its belief that Wang has the capability to perform these warranty obligations on a timely and efficient basis, the failure of Wang to meet the demands of the end-users of the Company's products could materially and adversely affect the reputation of the Company and its products, which in turn could result in lower sales and profits. See "Business--Customer Service and Support."

DEPENDENCE ON MARKET SUCCESS OF THIRD PARTY CHANNEL DISTRIBUTION

       The Company does not sell its products directly to end-users, but relies instead on a variety of distribution channels, primarily distributors, value-added and other resellers, OEMs, systems integrators, direct response resellers, and independent dealers. The Company's revenue is dependent, among other things, upon the ability of these distribution channels to sell the Company's products to end-users. Factors affecting the ability of these distribution channels to develop and sell their products include competition, their ability to offer products that meet user requirements at acceptable prices and overall economic conditions in both the United States and foreign markets. The Company's business, results of operations and financial condition would be materially adversely affected if these distribution channels are unsuccessful in selling the Company's products. See "Business--Sales and Marketing."

RELIANCE ON SUPPLIERS; RISK OF DELAY

       The Company's manufacturing process requires a high volume of quality components that are procured from third party suppliers. Reliance on suppliers, as well as industry supply conditions generally, involves several risks, including the possibility of defective parts, a shortage of components, increases in component costs



                                       12





and reduced control over delivery schedules, any or all of which could adversely affect the Company's financial results. As part of the manufacturing process, the Company uses industry standard components for its products. Most of these components are generally available from multiple sources; however, the Company relies on two outside contractors to manufacture motherboards used in its PCs and plans to rely on a sole outside contractor to manufacture the motherboards used in its server product. In addition, the Company has several other single supplier relationships for less critical components, and the lack of availability of timely and reliable supply of components from these sources could adversely affect the Company's business. In some cases, alternative sources of supply are not readily available for some of the Company's single-sourced components. In other cases, the Company may establish a working relationship with a single source, even when multiple suppliers are available, if the Company believes it is advantageous to do so due to performance, quality, support, delivery, capacity or price considerations. Where alternative sources are available, qualification of the alternative suppliers and establishment of reliable supplies could result in delays, which could adversely affect the Company's manufacturing processes and results of operations.

       The  Company   occasionally   experiences  delays  in  receiving  certain
components, which can cause delays in the shipment of some products to customers. During November 1996, the Company did not have in inventory and was unable to obtain sufficient quantities of certain key components to meet outstanding purchase orders, which caused the financial results for such period to be adversely affected and may adversely affect future sales to customers whose orders were not promptly shipped. There can be no assurance that the Company will be able to continue to obtain additional supplies of reliable components in a timely or cost-effective manner. See "Business--Manufacturing."

RISKS ASSOCIATED WITH INVENTORY LEVELS

       Although the design of the NEXAR PC provides the Company with the ability to operate with reduced inventories of components and finished goods, shifts in technology and market demand may nevertheless result in excess inventory, declining inventory values or even obsolescence. Maintaining a low inventory level is dependent upon the Company's ability to achieve targeted revenue and product mix. There can be no assurance that the Company will be able to maintain optimal inventory levels in future periods. See "Business--Manufacturing."

CONCENTRATION OF OWNERSHIP BY PALOMAR AND MANAGEMENT


       Upon completion of the Offering, Palomar will beneficially own approximately 66% of the Company's Common Stock (approximately 63% if the overallotment option granted to the Underwriters is exercised in full) including 1,200,000 shares which are subject to a repurchase right of the Company at a nominal price per share in the event the Company fails to meet certain performance milestones set forth in an agreement among the Company and Palomar. In addition, 45,684 shares of Convertible Preferred Stock will be issued to Palomar upon the closing in exchange for retirement of $4,568,449 of indebtedness owed by the Company to Palomar. Such shares of Convertible Preferred Stock shall be convertible into shares of Common Stock at the option of the holders thereof at a price per share equal to 125% of the initial public offering price of the Common Stock. At an assumed initial public offering price of $12.00 per share, the 45,684 shares of Convertible Preferred Stock issued to Palomar upon the closing would be convertible into 304,560 shares of Common Stock. Prior to any such conversion, the holders of such Convertible Preferred Stock shares shall have voting rights equal to the number of shares of Common Stock such Convertible Preferred Stock are convertible into on the record date of any matter voted on by the stockholders of the Company. The holders of such shares of Convertible Preferred Stock shall have identical further rights as holders of shares of Common Stock, with the sole exception that such shares of Convertible Preferred Stock shall have the additional right to a liquidation preference of $100 per share ($4,568,400 in the aggregate and equal to $15.00 per share of Common Stock into which such shares of Convertible Preferred Stock are convertible, assuming an initial public offering price of $12.00 per share), plus, in the case of each such share of Convertible Preferred Stock, an amount equal to any dividend declared but unpaid thereon, over the Common Stock. Such liquidation preference would be payable



                                       13



upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and also upon certain change of control transactions, such as a merger or a sale of substantially all the assets of the Company. See "Description of Capital Stock-Preferred Stock."

         As a result of its current holdings of and rights to acquire additional shares of Common Stock, Palomar does and will be able to control the Company through its ability to determine the outcome of elections of the Company's directors, amend the Company's Restated Charter and By-laws and take certain other actions requiring the vote or consent of stockholders of the Company. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company. In addition, upon completion of the Offering, the current executive officers and directors of the Company will hold stock options exercisable for an aggregate number of shares of Common Stock equal to approximately 26.7% of the Common Stock assuming the exercise of all such options (approximately 25.9% if the over-allotment option is exercised in full). Approximately 65.7% of the shares subject to such options are subject to vesting based on the option holder's length of service with the Company. See "Principal Stockholder," "Certain Transactions" and "Beneficial Ownership of Management."



DEPENDENCE ON KEY PERSONNEL

       The Company's future success depends to a significant extent on certain key personnel, including its Chairman and Chief Executive Officer, Albert J. Agbay, and its other executive officers and certain technical, managerial, consulting, sales and marketing personnel. The loss of the services of any of these individuals or group of individuals could have a material adverse effect on the Company's business, operating results and financial condition. The Company does not have, and is not contemplating securing, any significant amount of key-man life insurance on any of its executive officers or other key employees. See "Business--Strategy" and "Management" and "--Products."

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS


       The Company's quarterly revenues, expenses and operating results are likely to vary considerably in the future. Such fluctuations can be traced to many factors, including the timing and terms of large transactions, delays in customer acceptance, delays in receiving components, the length of sales cycles, changes in the level of operating expenses, demand for the Company's products and services, the introduction of new products and product enhancements by the Company and its competitors, changes in customer budgets, competitive conditions in the industry and general economic conditions. For example, during November 1996, the Company did not have in inventory and was unable to obtain sufficient quantities of key components to meet outstanding purchase orders, which caused the financial results for such period to be adversely affected and may adversely affect future sales to customers whose orders were not promptly shipped. The Company budgets its product development and other expenses anticipating future revenues. If revenues fall below expectations, the Company's business, operating results and financial condition are likely to be materially and adversely affected because a proportionately smaller amount of the Company's expenses vary with its revenues. As a result, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon to predict future performance. Due to the foregoing factors, it is likely that, in some future quarters, the Company's operating results will fall below the market's or investors' expectations, and, in such event, the price of the Common Stock would likely be materially and adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


RISKS ASSOCIATED WITH INTERNATIONAL EXPANSION

       The Company plans to expand its business into international markets. To date, the Company has minimal experience in marketing and distributing its products internationally and plans to establish alliances with sales representative organizations and resellers with particular experience in international markets. Accordingly, the Company's success in international markets will be substantially dependent upon the skill and expertise of such international participants in marketing the Company's products. There can be no assurance that the Company



                                       14





will be able to successfully market, sell and deliver its products in these markets. In addition, there are certain risks inherent in doing business in international markets, such as unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political instability and fluctuations in currency exchange rates and potentially adverse tax consequences, which could adversely impact the success of the Company's international operations. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, financial condition or operating results. See "Business--Sales and Marketing."


NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE


       Prior to the Offering, there has been no public market for the Company's Common Stock, and there can be no assurance that an active public market for the Common Stock will develop or be sustained after the Offering. The initial offering price will be determined by negotiation between the Company and the Representative based upon several factors. See "Underwriting." The market price of the Company's Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors, changes in financial estimates by securities analysts, or other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many high technology companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. In the past, following periods of volatility in the market price for a company's securities, securities class action litigation has often been instituted. Such litigation could result in substantial costs and a diversion of management attention and resources which could have a material adverse effect on the Company's business, financial condition or operating results.


RISKS ASSOCIATED WITH UNSPECIFIED USE OF PROCEEDS

       The principal purposes of the Offering are to increase the Company's working capital and financial flexibility, to facilitate future access by the Company to public equity markets and to provide increased visibility, credibility and name recognition for the Company in a marketplace where many of its competitors are publicly-held companies. The Company intends to use the net proceeds to repay certain indebtedness and for working capital and other general corporate purposes. A portion of the proceeds may be used for the acquisition and/or development of complementary products, technologies and/or businesses. The Company has not as yet identified specific uses for a majority of the net proceeds, and, pending such uses, the Company expects that it will invest net proceeds in short-term, interest-bearing, investment-grade securities. Accordingly, the Company's management will have broad discretion as to the use of such net proceeds without any action or approval of the Company's stockholders. See "Use of Proceeds."

EFFECT OF ANTI-TAKEOVER PROVISIONS

       Certain provisions of the Company's Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-laws (the "By-laws") and of Delaware law could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that investors might be willing to pay in the future for Common Stock. These provisions will require that the Company have a Board of Directors comprised of three classes of directors with staggered terms of office, provide for the issuance of "blank check" preferred stock by the Board of Directors without stockholder approval, require super-majority approval to amend certain provisions in the Charter and By-laws, require that all stockholder actions be taken at duly called annual or special meetings and not by written consent, and impose various procedural and other requirements that could make it more difficult for stockholders to effect certain corporate actions. Furthermore, the Company is subject to the anti-takeover




                                       15






provisions of Section 203 of the Delaware General Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person first becomes an "interested stockholder," unless the business combination is approved in a prescribed manner. The application of Section 203 could also have the effect of delaying or preventing a change of control of the Company. See "Description of Capital Stock."


SUBSTANTIAL NUMBER OF REGISTERED SHARES ELIGIBLE FOR FUTURE SALE


       Sales of a substantial number of shares of Common Stock in the public market following the Offering could adversely affect the market price for the Common Stock. Upon the closing of the Offering, the Company will have an aggregate of 9,200,000 shares of Common Stock outstanding, assuming no exercise of the Underwriters' over-allotment option and no exercise of outstanding options to purchase Common Stock. All of these shares, including the 2,500,000 shares sold in the Offering, are freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). Also, as of the date of this Prospectus, employees and directors of the Company hold options exercisable for the acquisition of 3,855,920 shares of Common Stock (27.5% of which were exercisable as of December 31, 1996), which shares the Company intends to register for resale under the Securities Act soon after consummation of the Offering. "Description of Capital Stock," "Shares Eligible for Future Sale" and "Certain Transactions."


DILUTION

       Purchasers of Common Stock in the Offering will experience immediate and substantial dilution of $8.68 per share, assuming an initial public offering price of $12.00 per share, in net tangible book value per share of Common Stock from the initial public offering. See "Dilution."




                                       16






                                 USE OF PROCEEDS

       The net proceeds to the Company from the sale of the 2,500,000 shares of Common Stock offered by the Company pursuant to the Offering are estimated to be $25,850,000 million ($29,877,500 million if the Underwriters exercise their over-allotment option in full), assuming an initial public offering price of $12.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by the Company.

       The principal purposes of the Offering are to increase the Company's equity capital and to create a public market for the Company's Common Stock, which will facilitate future access by the Company to the public equity markets, enhance the ability of the Company to use its Common Stock as consideration for acquisitions and as a means for attracting and retaining key employees. The Company intends to use the proceeds of the Offering for general corporate purposes, including working capital, product development and capital expenditures and to repay $5,000,000 of non-interest bearing demand indebtedness to related parties. See "Certain Transactions." The amount and timing of expenditures may vary significantly depending upon numerous factors including the success of the Company's currently marketed product, the continued progress in, and magnitude of the Company's research and product development programs, market acceptance of the Company's new products, the timing and costs involved in obtaining regulatory clearances and approvals, the costs involved in filing, prosecuting, enforcing and defending patent claims, and competing technological and market developments and the costs and success of its commercialization activities. Based upon its current operating plan, the Company believes that its existing capital resources together with the proceeds of the Offering and interest earned thereon, will be adequate to satisfy its capital requirements for at least the next twelve months.

       A portion of the net proceeds of the Offering may also be used for investments in or acquisitions of complementary businesses, products or technologies, although the Company has not entered into any commitments or negotiations with respect to any such transactions. Pending such use, the Company expects to invest the net proceeds in short-term, interest-bearing, investment grade securities.

                                 DIVIDEND POLICY

       The Company has never declared or paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. The Company currently intends to retain future earnings to fund the development and growth of its business.



                                       17





                                 CAPITALIZATION

       The following table sets forth the capitalization of the Company (i) actual as of September 30, 1996 (ii) pro forma to give effect to the conversion of $4,568,449 due to related parties into 45,684 shares of Convertible Preferred Stocks and (iii) pro forma as adjusted to give effect to the sale of 2,500,000 shares of Common Stock offered hereby at an assumed initial public offering price of $12.00 per share and the receipt of the net proceeds therefrom, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by the Company. See "Use of Proceeds." This information should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.

                                                                                         As of September 30, 1996
                                                                              -----------------------------------------------------
                                                                                                                       Pro Forma as
                                                                                 Actual             Pro Forma(1)      Adjusted(1)(2)
                                                                                 ------             ------------     --------------
Amounts due to related parties(1)...................................          $19,568,449           $5,000,000                 ---
                                                                              -----------           ----------           ----------
Stockholder's (Deficit) Equity:
  Preferred Stock, par value $0.01 per share,  10,000,000
    shares authorized; no shares  issued and  outstanding,
    actual; 45,684 issued and outstanding, pro forma and
    pro forma as adjusted...........................................                  ---                  457                  457
  Common Stock, par value $0.01 per share,
     30,000,000  shares  authorized;  4,800,000  shares issued
     and  outstanding, actual;  6,700,000 shares issued and
     outstanding,  pro forma; and 9,200,000 shares issued
     and outstanding, pro forma as adjusted.........................               48,000               67,000               92,000
  Additional paid-in capital........................................             (47,600)           14,501,392           40,326,392
  Accumulated deficit...............................................          (5,242,456)          (5,242,456)          (5,242,456)
                                                                              -----------          -----------          -----------
Total Stockholder's (Deficit) Equity................................          (5,242,056)            9,326,393           35,176,393
                                                                              -----------            ---------           ----------

   Total Capitalization.............................................          $14,326,393          $14,326,393          $35,176,393
                                                                              ===========          ===========          ===========

-------------------

(1) Adjusted to give effect to the conversion of indebtedness to related parties totaling $10,000,000 at September 30, 1996 into 1,900,000 shares of Common Stock. See "Certain Transactions."
(2) Adjusted to give effect to the receipt of the net proceeds from the sale of the 2,500,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $12.00 per share and the repayment of $5,000,000 of amounts due to related parties and the conversion of $4,568,449 due to related parties into 45,684 shares of Convertible Preferred Stock. See "Use of Proceeds" and "Certain Transactions."


                                       18





                                    DILUTION

       The adjusted pro-forma net tangible book value of the Company at September 30, 1996 was $4,331,033 or $0.65 per share of Common Stock. Adjusted pro forma net tangible book value per share is equal to the Company's total tangible assets less total liabilities, divided by the total number of shares of Common Stock outstanding and includes the effect of the conversion upon the closing of the Offering of $10,000,000 of indebtedness to related parties into 1,900,000 shares of Common Stock). Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in the Offering made hereby and the adjusted pro forma net tangible book value per share of Common Stock immediately after completion of the Offering. After giving effect to the sale by the Company of the 2,500,000 shares of Common Stock offered hereby at an assumed initial public offering price of $12.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses, the pro forma net tangible book value of the Company as of September 30, 1996 would have been $30,582,944 or $3.32 per share of Common Stock. This represents an immediate increase in such adjusted net tangible book value of $2.67 per share to existing stockholders and an immediate dilution of $8.68 per share to new investors purchasing shares in the Offering. If the initial public offering price is higher or lower, the dilution to the new investors will be, respectively, greater or less. The following table illustrates this per share dilution:

Assumed initial public offering price per share.....................                            $12.00

Adjusted pro forma net tangible book value per share as of
       September 30, 1996...........................................       $0.65

Increase per share attributable to new investors....................        2.67
                                                                            ----
Pro forma net tangible book value per share after the  offering ....                              3.32
                                                                                                 -----

Dilution per share to new investors.................................                            $ 8.68
                                                                                                ======


         The following table summarizes on the pro forma basis described above, the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price paid per share by its existing stockholder and by new investors (assuming an initial public offering price of $12.00 per share):


                                           Shares Purchased                Total Consideration (1)
                                           ----------------                -----------------------       Average Price
                                       Number           Percent            Amount          Percent         Per Share
                                       ------           -------            ------          -------         ---------
Existing stockholders...............   6,700,000          72.8%         $ 10,000,400        25.0%           $  1.49
New investors.......................   2,500,000          27.2            30,000,000        75.0%             12.00
                                       ---------          ----            ----------        ----

Total...............................   9,200,000         100.0%          $40,000,400       100.0%
                                       =========         ======          ===========       ======

------------------

(1) Gives effect to the conversion of indebtedness to related parties totalling $10,000,000 at September 30, 1996 into 1,900,000 shares of Common Stock.


       The foregoing table excludes (i) 3,055,920 shares of Common Stock issuable upon exercise of stock options outstanding as of December 31, 1996, at a weighted average exercise price of $0.51 per share, of which options to purchase 1,061,680 shares were then exercisable, and (ii) 800,000 shares of Common Stock reserved for issuance under stock options to be granted upon the effectiveness of the Offering at an exercise price equal to the initial public offering price. See "Management--Stock Plans," "Beneficial Ownership of Management" and "Certain Transactions."



                                       19





                      SELECTED CONSOLIDATED FINANCIAL DATA


     The selected consolidated financial data set forth below as of and for the period from inception (March 7, 1995) to December 31, 1995, and for the nine months ended September 30, 1996, are derived from consolidated financial statements of the Company audited by Arthur Andersen LLP, independent public accountants, as indicated in their report thereon included elsewhere in this Prospectus. The selected consolidated financial data presented below should be read in conjunction with, and are qualified by reference to, the Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results that may be expected for the full year or for any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                      SELECTED CONSOLIDATED FINANCIAL DATA

                                                              Period from Inception
                                                                 (March 7, 1995)             Nine Months Ended
                                                               to December 31, 1995          September 30, 1996
                                                               --------------------          ------------------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net revenues...............................................           $   619,629                $ 11,341,426
Cost of revenues...........................................               574,611                   9,338,342
                                                                          -------                   ---------
        Gross profit.......................................                45,018                   2,003,084

Operating expenses:
     Research and development..............................               104,383                     301,007
     Selling and marketing ................................               581,482                   2,987,211
     General and administrative............................             1,620,587                   1,695,888
                                                                        ---------                   ---------
Total operating expenses...................................             2,306,452                   4,984,106

   Net loss................................................          $(2,261,434)                $(2,981,022)
                                                                     ============                ============

Pro forma net loss per common and common equivalent share (1):                                        $(0.35)
                                                                                                      ======
Pro forma weighted average number of common and common
    equivalent shares outstanding:                                                                 8,421,838
                                                                                                   =========




                                                                                 September 30, 1996
                                                                 ------------------------------------------------------
                                                                                                            Pro Forma As
                                                                     Actual             Pro Forma(2)       Adjusted(2)(3)
                                                                     ------             ------------      --------------
CONSOLIDATED BALANCE SHEETS DATA:
Cash ..................................................            $8,147,918             $8,147,918         $29,166,918
Working capital........................................            13,616,663             13,616,663          34,868,663
Total assets...........................................            20,183,318             20,183,318          40,800,318
Amounts due to related parties (4).....................            19,568,449              5,000,000          ---
Stockholder's (deficit) equity.........................           (5,242,056)              9,326,393          35,176,393

-------------------

 (1) Computed on the basis described in Note 3(b) of Notes to Consolidated Financial Statements.
 (2) Presented on a pro forma basis to give effect to the conversion of indebtedness to related parties totaling $10,000,000 at September 30, 1996 into 1,900,000 shares of Common Stock and the conversion of $4,568,449 due to related parties into 45,684 shares of Convertible Preferred Stock. See "Certain Transactions."
 (3) Adjusted to give effect to the receipt of the net proceeds from the sale of the 2,500,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $12.00 per share and includes the repayment of $5,000,000 of amounts due to related parties. See "Use of Proceeds," "Capitalization" and Certain Transactions."
 (4)  Represents amounts due to Palomar and Palomar Electronics Corporation
      (PEC).  See Note 2 of Notes to Consolidated Financial Statements.


                                       20






                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       The following discussion of the financial condition and results of operation of the Company should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto, and the other financial information included elsewhere in this Prospectus.

OVERVIEW


       The Company was incorporated in Delaware on March 7, 1995. Since the commencement of operations in March 1995, the Company has focused on developing its products and its marketing and distribution strategies and did not generate material revenues until April 1996. As a result the Company incurred substantial losses principally from expenses incurred from the development of its products, the establishment of its manufacturing operations, sales administration organization and obtaining key personnel to adequately support the Company's expected growth. Total revenues from the sale of its PCs for the first nine months of 1996 were $11,341,426. For the three and six month periods ended September 30, 1996, the Company generated total revenues of $9,190,147 and $11,223,958, respectively. During 1997, the Company expects its selling and marketing, general and administrative expenses and its research and development expenses will increase significantly. Selling and marketing expenses are expected to increase significantly as a result of continued expansion of distribution channels, strategic relationships, headcount, and marketing programs. Increases in general and administrative expenses are planned as the Company expands its executive management, finance and administration support, information systems and other administrative functions required to support the Company's operations and the costs associated with being a publicly-held company. The Company's expected levels of research and development expenditures are based on a plan for current product enhancements and new product development.

       The Company commenced shipment of its proprietary PCs in April 1996. For the three months ended June 30, 1996 and September 30, 1996, the Company sold 2,606 and 8,533 units, respectively. All of the Company's working capital to date has been from loans made to it by Palomar and Palomar's wholly-owned subsidiary, Palomar Electronics Corporation (PEC), which is the direct parent of the Company. The Company's prospects must be considered in light of the risks, expenses, difficulties and delays frequently encountered in connection with the formation and early phases of operations of a new business, combined with the development and commercialization of new products based on innovative technology and rapid technological change and the high level of competition in the PC industry. To address these risks, the Company must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified management and other employees, continue to upgrade its technologies and commercialize products and services which incorporate such technologies, and achieve market acceptance for its PCs. There can be no assurance that the Company will be successful in addressing such risks. See "Risk Factors."


       The Company has achieved only limited revenues to date and its ability to generate significant revenues is subject to substantial uncertainty. The limited operating history of the Company makes the prediction of future results of operations difficult or impossible, and therefore, there can be no assurance that the Company will sustain revenue growth or profitability. Due to all of the foregoing factors, it is possible that in some future quarter, the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock could be materially and adversely affected.


RESULTS OF OPERATIONS

       The following table sets forth unaudited consolidated quarterly financial data for each of the four quarters in 1995 and for the three quarters in 1996 and such information expressed as a percentage of the Company's total revenues. This unaudited quarterly information has been prepared on the same basis as the audited financial information presented elsewhere herein and, in management's
opinion,   includes  all  adjustments



                                       21





(consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the information for the quarters presented. In view of the Company's recent growth and other factors, the Company believes that quarter-to-quarter comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.



                                   PERIOD FROM                                     FISCAL QUARTER ENDED
                                    INCEPTION       --------------------------------------------------------------------------------
                                (MARCH 7, 1995) TO     June 30,    Sept. 30,      Dec. 31,      March 31,     June 30,     Sept. 30,
                                 MARCH 31, 1995          1995        1995           1995           1996         1996          1996
                                 --------------          ----        ----           ----           ----         ----          ----
CONSOLIDATED STATEMENTS OF
   OPERATIONS DATA:

Net revenues.................    $      -           $  212,120    $   51,379     $  356,130    $  117,468   $2,033,811    $9,190,147
Cost of revenues.............           -              194,030        33,857        346,724       116,388    1,798,229     7,423,725
                                 ---------------     ---------     ---------      ---------     ---------    ---------     ---------
Gross profit.................           -               18,090        17,522          9,406         1,080      235,582     1,766,422
                                                     ---------     ---------     ----------    ----------     --------    ----------

Operating expenses:
   Research and development..            -               -            24,263         80,120        67,318      102,728       130,961
   Selling and marketing.....              6,746       123,486       169,845        281,405       327,284    1,678,727       981,200
   General and administrative            -             185,230       291,163      1,144,194       441,627      634,282       619,979
                                    ------------       -------       -------      ---------       -------      -------       -------
   Total operating expenses                6,746       308,716       485,271      1,505,719       836,229    2,415,737     1,732,140
                                           -----       -------       -------      ---------       -------    ---------     ---------

Net income (loss)............     $       (6,746)   $ (290,626)   $(467,749)   $ (1,496,313)   $ (835,149) $(2,180,155)      $34,282
                                  ==============     ===========  ==========  =============   =========== ============       =======

AS A PERCENTAGE OF NET
    REVENUES:
Net revenues.................                             100.0%      100.0%         100.0%        100.0%       100.0%        100.0%
Cost of revenues.............                               91.5        65.9           97.4          99.1         88.4          80.8
                                                            ----        ----           ----          ----         ----          ----
Gross profit.................                                8.5        34.1            2.6           0.9         11.6          19.2

Operating expenses:
   Research and development..                                0.0        47.2           22.5          57.3          5.1           1.4
   Selling and marketing.....                               58.2       330.6           79.0         278.6         82.5          10.7
   General and administrative                               87.3       566.7          321.3         376.0         31.2           6.7
                                                        --------    --------       --------         -----     --------       -------
   Total operating expenses..                             145.5%      944.5%         422.8%        711.9%       118.8%         18.8%
                                                          ------      ------         ------        ------       ------         -----

Net income (loss)............                                --          --             --            --           --           0.4%
                                                            ====        ====           ====          ====         ====          ====



         Prior to April 1996 the Company only had minimal revenues from sales of a non-proprietary PC. In addition the Company's operations through April 1996 consisted principally of start-up activity associated with the design, development, manufacturing and marketing of its upgradeable PC. Accordingly, the Company generated significant operating losses through June 30, 1996. The quarter ended September 30, 1996 was the Company's first entire quarter of manufacturing and shipments of its products. The Company's gross profit as a percentage of revenues for the three months ended September 30, 1996 was 19.2%. The Company believes that its gross profit as a percentage of revenues will continue to improve as the Company realizes labor and material costs savings and efficiencies from full scale manufacturing operations.

         The Company expects to experience significant fluctuations in future quarterly operating results that may be caused by many factors. These factors include, among others, the demand for the Company's products, the distribution of the Company's products, the timing of the introduction of products by the Company's competitors, the timing and rate at which the Company increases its expenditures to support projected growth, competitive conditions in the industry and general economic conditions. The Company believes that period-to-period comparisons of its operating results are not meaningful and should not be relied upon as any indication of future performance. Due to the foregoing factors, among others, it is likely that the Company's future quarterly operating results from time to time will not meet the expectations of



                                       22




market analysts or investors, which may have an adverse effect on the price of the Company's Common Stock.

PERIOD FROM INCEPTION (MARCH 7, 1995) TO DECEMBER 31, 1995 AND THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996

         Net Revenues. Net revenues increased to $11,341,426, for the nine months ended September 30, 1996 from $619,629 for the period from inception to December 31, 1995. The majority of the revenues generated in 1995 were from the sale of non-proprietary PCs. The Company stopped the production of these PCs in June of 1995 to concentrate on the development of its upgradeable PCs. The increase in revenues during the period ended September 30, 1996 from the period ended December 31, 1995 was principally due to the introduction of the Company's upgradeable PC in April 1996. The Company anticipates that revenues will continue to increase as the Company further expands its production capabilities, marketing and distribution efforts.

         Gross Profit. Gross profit was $2,003,084, or 17.7% of net revenues, for the nine months ended September 30, 1996 as compared to $45,018, or 7.3% of net revenues, for the period ended December 31, 1995. The Company began full scale production of its patent-pending PCs during the second quarter of 1996. The increase in gross profit was primarily attributable to this introduction and initial volume shipments of the Company's upgradeable PC in April 1996. As the Company continues to expand its manufacturing operations and achieve economies of scale, its gross profit is expected to improve.

         Research and Development. Research and development expenses consists primarily of expenses incurred for the design and development of the Company's upgradeable PCs. Research and development expenses increased to $301,007, or 188.4%, during the period ended September 30, 1996 from the period ended
December 31, 1995. The Company anticipates a substantial increase in its research and development expenses to continue its development of its NEXAR XPA technology and other technologies related to the development of its products.

         Selling and Marketing. Selling and marketing expenses consist primarily of salaries, commissions, consulting fees, trade show expenses and advertising and marketing costs. Selling and marketing expenses increased 413.7% to $2,987,211 for the period ended September 30, 1996 from $581,482 for the period ended December 31, 1995. This increase in selling and marketing expenses was the result of the addition of sales and marketing personnel, related to establishing the Company's distribution channels and supporting the introduction of the Company's upgradeable PC. The Company intends to increase the amount of expenditures for selling and marketing as a result of its expected growth, however as a percentage of sales this amount may decrease as revenues are expected to increase at a greater rate than the expenses incurred for selling and marketing.


General and Administrative. General and administrative expenses consist primarily of expenses for finance, office operations, administration and general management activities including legal, accounting and other professional fees. General and administrative expenses increased 4.7% to $1,695,888 for the period ended September 30, 1996 from $1,620,587 for the period ended December 31, 1995. This increase in expenses during the period ended September 30, 1996 was attributable to the additional expenditures for general and administrative expenses as a result of the Company's anticipated growth and a $525,000 charge to operations in December 1995 to settle a 1995 complaint, regarding a business dispute, filed against the Company and its Chief Executive Officer. The Company anticipates that general and administrative expenses will continue to increase due to its forecasted growth.




                                       23





INCOME TAXES

         The Company files a tax return included in the consolidated group with Palomar. The Company has generated federal net operating loss carryforwards for federal income tax purposes of approximately $4,976,000. Utilization of the net operating losses may be subject to an annual limitation due to the changes in the Company's ownership resulting from the Offering. See Note 5 of the Notes to Consolidated Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES


       Since its inception, the Company has financed all of its operations primarily through loans from related parties, which have provided aggregate net proceeds to the Company of approximately $19,499,000. At September 30, 1996, the Company had approximately $8,148,000 in cash and cash equivalents. The Company has no credit facilities with unaffiliated lenders and believes that its existing capital resources together with proceeds of the Offering, and interest earned thereon, will be adequate to satisfy its capital requirements for at least the next twelve months.


         Net cash used in operating activities was approximately $1,860,000 during the period from inception to December 31, 1995. The combination of continuing the development of its product and initial manufacturing production, the increase in its selling and marketing efforts to penetrate its channels of distribution, as well as the payment of $525,000 to settle a 1995 complaint regarding a business dispute brought against the Company and its Chief Executive Officer, resulted in approximately $9,064,000 of cash used in operating activities during the nine months ended September 30, 1996.

         The Company's investing activities used net cash of approximately $103,000 and $225,000 during the period from inception to December 31, 1995 and the nine month period ended September 30, 1996, respectively. Expenditures for property and equipment were approximately $103,000 for the period from inception to December 31, 1995 and $134,000 for the nine months ended September 30, 1996. The Company has no material commitments other than its facility and equipment leases. The Company anticipates a substantial increase in its capital expenditures for the remainder of 1996 and the first six months of 1997.

         The Company currently anticipates that its available cash resources combined with the net proceeds of the Offering as well as anticipated funds from operations will be sufficient to meet its presently anticipated working capital and capital expenditure requirements for at least the next 12 months. Thereafter, the Company may need to raise additional funds. The Company may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced products, to respond to competitive pressures or to acquire complementary businesses or technologies. If additional funds are raised through the issuance of equity securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution, or such equity securities may have rights, preferences or privileges senior to those of the holders of the Common Stock. There can be no assurance that additional financing will be available when needed on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, the Company may be unable to develop or enhance products or services, take advantage of future opportunities, or respond to competitive pressures, which could have a material adverse effect on the Company's business, financial condition or operating results. See "Risk Factors" and "Dilution."


                                       24




                                    BUSINESS

         Nexar Technologies, Inc. develops, manufactures and markets high-performance, competitively-priced desktop personal computers (PCs) based on patent-pending technologies. Unlike conventional PCs, NEXAR systems permit an end-user to (i) purchase a custom-configured PC on demand, and (ii) easily upgrade or switch important components of the PC to accommodate emerging and future technologies resulting in a significant extension of the computer's useful life. NEXAR sells a high-performance system platform which, except for the key system defining components (microprocessor, memory and hard drive), is typically shipped to resellers fully configured. This approach:


         * Enables the end-user, whether corporate or individual, to buy a system configured exactly to that customer's technical and budgetary requirements and, later, to easily upgrade the PC's key components with industry-standard products.


         * Enables the Company's channel resellers to reduce their exposure to inventory depreciation caused by rapid advances in technology and frequent price reductions of the key system components, which typically account for more than 50% of the cost of a PC. Because NEXAR PCs allow the key components to be installed by the reseller at the point of sale, the reseller benefits from improved and more stable profit margins and reduced reliance on an inventory of multiple pre-configured systems.


         * Enables the Company's resellers to compete with direct marketers, such as Dell Computer Corporation and Gateway 2000, Inc., because a NEXAR PC provides resellers with the ability to promptly deliver a custom-configured, high-performance PC at a competitive price.


         * Enables the Company to maintain profit margins unaffected by the forecasting risks borne by conventional PC manufacturers who operate within a several-month-long cycle from (i) component procurement to (ii) assembly to (iii) date-of-sale, all conducted in an environment of rapid technological advances and frequent price reductions. Since the key components of a NEXAR PC are typically installed by a reseller immediately prior to use or sale, the Company avoids the loss of profit margin from making inaccurate predictions of the most desired mix of key system components in the marketplace several months in the future, from paying yesterday's higher prices for components, or from discounting aging technology.


         The Company's current PCs are based on an industry-standard, open architecture design, co-engineered by HCL Hewlett Packard Ltd., which allows the central processing unit (CPU), random access memory (RAM), and cache memory to be replaced by end-users without technical assistance and without opening the entire chassis. The Company's current model accepts Intel Corporation's Pentium(R) and compatible CPUs, including the recently released Pentium processor with MMX multimedia extension technology. NEXAR PCs also include, as a standard feature, a removable hard drive, permitting its replacement and the further advantages of increased data portability and security, and the use of multiple operating systems in a single PC.


         The Company's objective is to become the industry leader in designing and marketing PCs with technology which enables resellers and end-users, in an easy and cost-effective manner, to upgrade and transition the CPU and the other key system defining components in accordance with the known and anticipated roadmaps of various makers of fundamental and leading-edge PC technology. Accordingly, NEXAR has developed and will soon market a new generation of PCs featuring the Company's patent- pending Cross-Processor Architecture(TM) (NEXAR XPA(TM)) in which any one of several state-of-the-art CPUs can be initially included or later installed, including Intel Corporation's Pentium or Pentium Pro(R) and



                                       25




compatible CPUs. The NEXAR XPA technology will also accommodate microprocessors based on other technologies, such as the Alpha CPU made by Digital Equipment Corporation (DEC) or the PowerPC processor offered jointly by IBM, Motorola, Inc. and Apple Computer, Inc.

         NEXAR is led by its Chairman and Chief Executive Officer, Albert J. Agbay, who has more than twenty years experience at various computer companies, including senior management positions at PC makers such as NEC Technologies, Panasonic and Leading Edge. See "Management." The Company does not market its products directly to end-users, but instead distributes its products through a growing network of international, national and regional distributors, value-added and other resellers, original equipment manufacturers (OEMs), system integrators, computer superstores, direct response resellers, and independent dealers. The Company has entered into an agreement with Wang Laboratories, Inc.
(Wang), pursuant to which Wang provides end-users of NEXAR's PCs with hardware and software support, including diagnostics and repair, covered by the Company's three-year limited warranty and optional extended service contracts.

         The Company was incorporated in March 1995 as a wholly-owned subsidiary of Palomar Medical Technologies, Inc., a publicly-held corporation that develops, manufactures and markets medical laser devices and electronics products.


INDUSTRY BACKGROUND


         The market for PCs is large and growing significantly. According to forecasts by International Data Corporation (IDC), an independent industry analyst, 81.6 million PCs with a value of $189.7 billion, including 66 million desktop PCs (worth $141 billion), will be shipped worldwide in 1997, an increase of 17.3% over estimated 1996 shipments. In the United States, IDC forecasts that in 1997, 30.9 million PCs (worth $78.8 billion), including 24.8 million desktops (worth $59.4 billion), will be shipped. IDC forecasts that worldwide, in the year 2000, 117.2 million PCs (worth $262.8 billion), including 92.2 million desktops (worth $192 billion), will be shipped. In the United States, IDC forecasts that in the year 2000, 42.8 million PCs (worth $111.0 billion), including 33.1 million desktops (worth $83.4 billion), will be shipped. These estimates indicate that desktop PCs will continue to represent more than 75% of worldwide PC sales through the year 2000.


         Factors driving the PC industry's growth include continued price/performance improvements of fundamental PC technologies fueled by intense competition, the growth of the Internet, and the convergence of content, technologies, and communications on the PC which broadens its base of applications and users. Also contributing to growth are the aging installed base of 386 and 486 CPU systems, the introduction of next generation CPUs, and the development of applications that more fully utilize the capabilities of the more advanced microprocessors and require ever increasing amounts of storage capabilities. The Company believes that as businesses recognize the benefits of distributed computing and thus increase their interest in distributed enterprise-wide networks (e.g., "intranets"), and as small business and home office markets grow worldwide, demand for PCs will further increase.


         The PC market has been characterized by intense competition and substantial technological advances occurring over short periods of time. Hundreds of vendors compete in today's PC marketplace. Leading manufacturers include Acer America Corporation, Apple Computer Corporation, Compaq Computer, Dell Computer, Gateway 2000, Hewlett-Packard Company, IBM, and Packard Bell NEC, Inc. See "--Competition." Rapid technology advances have resulted in high rates of product innovation and enhancements, and short product life cycles, creating difficult choices for both current owners and prospective purchasers of PC systems. PC users occasionally find that they cannot effectively use the latest software programs, or even the latest enhancements to their existing software programs, because their PC has insufficient memory, their CPU is too slow, or their hard drive is full and cannot store additional data. Consequently, a user who does not wish to forego the latest technology advancements must either attempt



                                       26





to upgrade his or her existing PC (to the extent the system can be upgraded and which typically requires technical assistance) or make a substantial investment in a newer, more powerful PC.




         In recent months, a migration by end-users, especially among corporate users, to next generation PCs, such as Windows NT(R)/Pentium Pro and competing systems, has begun to accelerate. The increase in the capabilities of such systems is occurring concurrently with an increase in the number of variables, such as compatibility with 32 bit software applications and multimedia functionality, which PC buyers must consider in making purchasing decisions. The result is a more intricate outlook for evaluation of PC technology advancements, one illustration of which is the following recently published assessment of the x86 microprocessor roadmap focusing on the anticipated availability of Intel's MMX technology (which enhances performance of multimedia and communications applications) and 16- versus 32- bit software performance among various vendor lines:



         16-bit performance                       32-bit performance
         Intel Pentium-200 Cyrix 6x86-P200+*      Intel Pentium Pro*
         Intel P55C*                              AMD K6**
         Cyrix M2**                               Intel Klamath***
         AMD K6**                                 Intel Deschutes***
         Intel Deschutes***

         16-bit performance and MMX               32-bit performance and MMX
         Intel P55C**                             Cyrix M2**
         Cyrix M2**                               AMD K6**
         AMD K6**                                 Intel Klamath***
         Intel Deschutes***                       Intel Deschutes***

        *    Now
        **   Early 1997
        ***  Mid-1977
        **** Late 1997

 Source:  BYTE Magazine, November 1996, Reproduced with permission.
(C) by the McGraw-Hill Companies, Inc. New York, NY.  All rights reserved.



                                       27







         The above chart outlines the choices presented by the following array of product releases anticipated for the next twelve months: In early 1997, Intel, Advanced Micro Devices, Inc. (AMD) and Cyrix Corporation are expected to introduce new microprocessors which incorporate architectural enhancements to Pentium-class processors which provide significant performance improvements when running multimedia applications. Intel is expected to introduce MMX into its P55C model; AMD will support MMX on their K6 CPU and the Cyrix(R) M2 processor is expected to be MMX compatible. In mid-1997, Intel is expected to introduce its code-named Klamath processor, a next generation Pentium Pro-class CPU that supports MMX technology and improves 16-bit software performance (the current Pentium-Pro, which does not include MMX technology, is designed primarily for 32-bit applications). In late 1997, Intel is expected to release Deschutes, the code- name for a Pentium Pro CPU processor which is expected to support clock speeds of 300 to 333 MHz.



         Competing with x86 microprocessors in various computer markets are the RISC (Reduced Instruction Set Computing) microprocessor lines, such as DEC's Alpha, the PowerPC offered by IBM, Motorola and Apple, and CPUs offered by Sun Microsystems, Inc., Silicon Graphics, Inc. and others. RISC, which was developed for use in high performance systems such as UNIX(R) network servers and workstations, is a modern microprocessor architecture requiring significantly fewer transistors than the older x86 architecture. RISC processors are highly scaleable and well-suited for performing high speed calculations. The more established x86 vendors have dominated the RISC-based lines due in part to
software   compatibility   issues,  which  are  starting  to  diminish  as  more
applications are written to work on RISC processors and enhancements (such as DEC's FX!32 translation software) become available to permit software which previously could only run on x86 CPUs to work with a RISC microprocessor. DEC has recently sharply reduced the price of its Alpha CPU in order to compete in the PC market, claiming that the Alpha is twice as fast as Intel's Pentium Pro for Window's NT applications or other complex design analysis for applications such as image rendering, video editing, video conferencing, and mechanical design, and applications requiring 3-D graphics, such as modeling, animation or simulations.


         This rapid escalation of technology has caused instability in the PC industry. Because several months may lapse between the manufacture and the actual sale date of a conventional, pre-configured system, PC manufacturers face substantial business risk in forecasting which components to include and the pricing of the system. As technology advancements and price reductions occur, vendors which have shipped pre-configured systems to their resellers are forced to offer price protection by reducing the price of their products and issuing credits to the reseller. These and other concessions further erode the profit margin of the manufacturer. Meanwhile, resellers unavoidably accumulate overpriced and aging inventory, and end-users are offered a discount on yesterday's technology.

         One of the fastest growing segments of the PC market is the telephone and mail order direct response market. Companies in this market, primarily Gateway 2000 and Dell Computer, have been able to capitalize on the destabilizing effect of rapid technological advances and frequent price reductions. According to IDC, 20 percent of PCs were sold directly to end-users in 1995, up from 18.7 percent of a smaller market in 1994. Because direct marketers sell directly to end-users on a build-to-order basis, they can sell the latest technology to end-users more quickly than traditional PC suppliers. In addition, because they have large and rapidly changing inventories of components, direct marketers can also offer more configurations of their PCs at the latest industry price points than resellers who are subject to longer manufacturing to date-of-sale cycles. Some PC manufacturers have addressed the same market challenge by "co-manufacturing" their PCs with their reseller partners.




                                       28






THE NEXAR PC SOLUTION


         NEXAR believes that its approach of offering the reseller the ability to provide systems designed for "just-in-time" delivery of key components and easy upgradeability not only relieves the dissatisfaction of end-users regarding rapid obsolescence of their systems, but also provides the channel reseller with the most comprehensive solution available for addressing the fundamental causes of the low profitability currently characterizing the PC distribution channel. Because NEXAR's current and anticipated models simplify upgrades, and because NEXAR XPA systems will permit cross-processor transitions, the Company believes its PCs could have useful life cycles up to twice as long as those of most conventionally designed PCs.

         The NEXAR PC. The current NEXAR PC features an innovative architecture including patent-pending technology which the Company has a license to market on an exclusive worldwide basis. See "-- Intellectual Property." The key elements of this architecture are a custom designed main integrated circuit board ("motherboard"), co-engineered by HCL Hewlett Packard Ltd., and a mid-tower chassis design allowing ease of access through removable side panels, permitting non-technically trained users to install and replace the key components with industry-standard, off-the-shelf products. The CPU, RAM and cache of a conventional PC typically reside on top of a motherboard (usually unaccessible without opening the entire chassis) which also includes expansion board slots for peripheral and controller cards for communicating with mass storage and input/output components. The current NEXAR PC technology places sockets for the CPU, RAM and cache on the undercarriage of the motherboard, which is accessible through a removable side panel on the chassis. This design also provides access through another removable side panel to the expansion slots for cards providing features such as networking and multimedia functionality. The NEXAR PC also features a lockable, removable hard disk drive mounted on rails in a design similar to that used in many laptop computers. This provides the added benefits of permitting increased portability of data and increased security, attributes which appeal to many government and corporate buyers, and the use of multiple operating systems on one PC.


         The NEXAR XPA PC. When introduced, the Company's patent-pending NEXAR XPA systems will offer the industry all of the same features and benefits as the Company's current PCs and will also permit multiple and cross-processor upgrades and transitions on a single PC. NEXAR XPA PCs which are scheduled for release in mid-1997, will allow resellers or end-users to initially select or later vary the type of microprocessor used in the system from among those based on competing technologies, such as Pentium, Pentium Pro, Klamath and other x86 CPUs, or the RISC-based processors such as the Alpha and Power PC. The Company believes this capability will become increasingly important as technology advances and the demands of personal computing intensify. End-users without the ability to cost- effectively upgrade or switch microprocessors and operating platforms will face the daunting task of precisely forecasting their own increasingly intensive information and other computing system requirements, not only with regard to speed, memory, and data access, but also to accommodate the demands of graphics-rich applications, Internet and intranet capability and diverse multimedia functionality. Customers purchasing a NEXAR XPA system will be able to not only increase their PC's speed and capacity as such advances become available, but will also be able to custom-fit their operating platform to ever-increasing application needs and capabilities by converting their system from among various x86 or RISC-based processor lines, and from among Windows NT, OS/2(R), Mac(R)OS, UNIX and other operating systems. The Company believes that whatever the demands of the end-user, a NEXAR XPA PC will be an optimal solution to purchasers seeking investment protection of their system infrastructure.



                                       29





         NEXAR systems are designed to be sold by the Company without the key system defining components. The reseller is then able to offer the NEXAR PC at a competitive price by avoiding the typical PC manufacturer mark-up on those key components typically representing more than 50% of the cost of the PC. Conventional PC configurations are customarily determined at the manufacturing site prior to shipment to the reseller thus forcing the end-user to accept the manufacturers' pre-determined configuration and a price that includes the manufacturers' mark-up on more than 50% of the cost of the PC. Unlike other currently available "modular" PCs, NEXAR PCs are designed to be used with industry-standard components, which can be obtained from numerous sources at the optimal time and at a competitive price to the reseller or the end-user.

STRATEGY

         The Company's objective is to claim a significant share of the desktop PC market by offering open-architecture PCs incorporating technology which enables end-users in an easy and cost-effective manner to upgrade and transition to the new and varied CPU platforms of different manufacturers in accordance with expected roadmaps of fundamental and leading-edge PC technology. The principal elements of NEXAR's strategy to achieve its goal include the following:

   ESTABLISH AND MAINTAIN TECHNOLOGICAL LEADERSHIP IN UPGRADEABLE AND CROSS-PROCESSOR PCS

         The Company intends to devote most of its research and development efforts to the implementation of the NEXAR XPA technology to a broad range of microprocessor platforms and to monitoring and participating in developments in the computer markets in which it competes generally. The Company believes that these efforts will ensure that its future products offer the distribution channel and end-users the same benefits of investment protection and technical flexibility as the Company's current and next generation PCs. The Company intends to periodically advance the design of its PCs, including the NEXAR XPA technology, to address announced and anticipated technological advances by leading makers of the system defining components. See "--Product Development."

   FOCUS ON ADVANTAGES OF NEXAR PC DESIGN

         The Company believes that its level of success to date (more than $11 million in net sales in the first six months shipping its current PCs) in the intensely competitive PC marketplace demonstrates that its central focus on offering state-of-the art PCs which forestall system obsolescence is well received in the PC marketplace. The Company further believes that the increased flexibility of its next generation of PCs featuring NEXAR XPA will provide NEXAR a significant competitive advantage as more variables, such as multimedia performance and 32-bit software applications, become factors in the purchasing decisions within the PC markets in which the Company participates. The design of the Company's existing PCs currently allow, and the upcoming NEXAR XPA systems will permit, NEXAR resellers to offer a significantly broader range of configurations than is possible with conventionally designed PCs. The benefits of NEXAR's PCs to end-users include the following:

         * Protects the consumer's PC investment by allowing end-users to purchase a customized PC and to later upgrade components to keep up with technology advances without incurring the expense of a new system.

         * Saves MIS departments of large and small enterprises time and expense upgrading components or replacing outdated systems.



                                       30



         *        End-users  are not locked  into the  upgrade  path of a single
                  manufacturer,    but,    instead,    can   utilize    numerous
                  widely-available, industry-standard components and platforms.


   LEVERAGE INDUSTRY EXPERIENCE OF MANAGEMENT TEAM


         The Company believes that one of its key competitive advantages is its sales, marketing and management teams. Several members of the Company's senior management team, including its Chairman and Chief Executive Officer, Albert J. Agbay, have worked together for a number of years at various PC companies. Mr. Agbay has more than twenty years experience working for computer companies, including PC makers such as NEC, Panasonic and Leading Edge.


   FOCUS ON CHANNEL MARKETING


         The Company markets its products through multiple channels of distribution, using a controlled distribution model in which a limited number of resellers and distributors are given exclusive or shared responsibility for certain territories or market segments in exchange for best-efforts sales volume or marketing commitments. The Company is initially targeting commercial entities rather than the home consumer market. Accordingly, the Company primarily distributes its PCs not through retail outlets, but through the following channels:


         Distributors and Resellers. The Company plans to expand its network of distributors and resellers by emphasizing the following advantages attained by carrying NEXAR PCs:

         *        Reduced  inventory   depreciation  risk  and  improved  profit
                  margins enhanced by using one system platform and sourcing components on a "just-in-time" basis.

         * The ability to be "first to market" with the latest technology on a consistent basis by offering customers "next generation" components without concern for existing pre- configured inventory levels.

         * Lower inventory costs due to the ability to stock one line of semi-configured NEXAR systems in place of several lines of pre-configured PCs.

         * The ability to custom-configure a system on a build-to-order basis in order to compete effectively against direct marketers such as Gateway 2000 and Dell Computer.

         In order to enlist resellers to carry NEXAR PCs, the Company has established a Reseller Partnership Program, under which resellers receive volume price discounts negotiated by NEXAR on components, making it possible for resellers to configure and sell the NEXAR PC at competitive prices.

         Government Resellers. The Company believes that, in addition to the other advantages of NEXAR PCs and the increased security and other benefits of the removable hard disk drive described herein, the NEXAR PC is particularly appealing to many government buyers because the time required for ordering entirely new systems is often prohibitive under government regulations, while component parts can be more timely requisitioned, thereby allowing a government office to more easily remain technologically current. The Company has entered into an agreement with Government Technology Services, Inc. (GTSI), a leading supplier of desktop systems to the U.S. government, pursuant to which GTSI serves as NEXAR's exclusive federal reseller with respect to GSA scheduled purchases provided that GTSI purchase at least $35 million




                                       31





of the Company's products in 1997. GTSI is, however, under no obligation to purchase any products of the Company. In the nine months ended September 30, 1996, GTSI accounted for a majority of the Company's revenues. The Company expects that GTSI will continue to be an important customer, but that sales to GTSI as a percentage of total revenue will decline substantially as the Company further expands its distribution network and increases its overall sales. See "--Customers." The Company also pursues relationships with resellers selling to government agencies not purchasing from the GSA Schedule.


         VARs, Systems Integrators and OEMs. The Company believes its PCs enable value-added resellers (VARs) and systems integrators to offer their clients a more flexible and cost effective PC and network solution. The Gartner Group, Inc. has estimated that the average total cost of ownership of a single Windows(R) 3.x-based PC in a business setting over a five year period is in excess of $44,000. By offering NEXAR PCs, VARs and system integrators are able to minimize depreciation of their inventory and deliver a custom configured system solution virtually on demand, and enable their customers to reduce their MIS costs. The Company seeks to capture market share in some territories by entering into agreements with OEMs who will deliver PCs to their customers with both the OEM's brand name and a product label identifying that the base unit contains NEXAR technology.


   PENETRATE INTERNATIONAL MARKETS


         Industry forecasts indicate that the overall international PC market will grow faster than the domestic market during the next several years. Initially, the Company's international strategy is to keep its overseas sales and marketing costs low by partnering with established channel participants, especially in Europe where end-users are just beginning to migrate to the Pentium processor. In South America, through an OEM agreement with Bull Worldwide Information Systems, NEXAR is providing its PCs to Bull's South American division to enable it to configure systems with components obtained within the borders of various countries, thereby producing savings on import taxes and related charges. To enter the Japanese market, NEXAR has entered into a sales representation agreement with Marubeni Corporation, a leading Asian distributor of computers and other electronic products.


SALES AND MARKETING


         The Company's marketing strategy is channel-based, focused primarily on distributors, value added and other resellers, system integrators, rather than to end-users. During its initial marketing period, NEXAR has concentrated on building awareness of NEXAR and its innovative PC architecture with its channel resellers. To accomplish this, NEXAR advertises regularly in industry publications such as Computer Reseller News and VAR Business. To generate end-user "pull-through" demand, NEXAR also advertises in publications such as PC Week, PC World and PC Magazine. The current NEXAR PC has been reviewed in publications such as Windows Sources, Windows Magazine, PC World, Computer Shopper, Computer Reseller News, Computer Life and Government Computer News. NEXAR provides broad co-op advertising and joint marketing support to its channel-reseller customers. In particular, NEXAR has co-marketed extensively with GTSI, its largest customer, to the federal government market. See "--Strategy--Government Resellers." The Company conducts its marketing primarily through meetings with and sales presentations to national and regional resellers. In addition, the Company displays its products at international trade shows such as COMDEX and PC Expo.


         The Company executes its marketing strategy primarily through the efforts of a direct sales force and through independent manufacturer sales representatives. As of November 30, 1996, NEXAR's sales force consisted of 16 people, nine located at its Westborough, Massachusetts headquarters and the




                                       32






remainder in regional locations. The Company intends to increase the size of its sales force as its revenue grows. As of November 30, 1996, the Company was also a party to agreements with four independent manufacturer sales representatives. These sales representatives are primarily responsible for securing sales of NEXAR products to regional resellers and are paid commissions based on such sales.

CUSTOMERS

         The Company manufactures and sells its PCs to resellers of varying size and market share, including national and regional distributors, value-added and other resellers, computer and office superstores, system integrators, mass merchandisers, direct response resellers, and independent dealers.

         The following is a representative listing of NEXAR resellers:



National and Regional Distributors    Computer Superstores
----------------------------------    --------------------
Ingram Micro, Inc.                     Fry's Electronics, Inc.
Laguna Corporation                     Elek-tek, Inc.
Gates/Arrow Distributing, Inc.         Nationwide Computers & Electronics, Inc.
MicroMatix Distributing Co., Inc.      The Computer Factory
MicroAge Computer Centers, Inc.        Communications Expo
Indecon Distributors Inc.             Computer Attic
Avnet, Inc.

OEMs and VARs        Direct Response Retailer       Government Resellers
-------------        ------------------------       --------------------
Bull Worldwide       MicroWarehouse, Inc.           Government Technology
 Information                                         Services, Inc.
  Systems                                           Comstor/GE Capital
CompUSA Inc.                                       Pulsar Data
MJ Distribution
Net Superstore
Supreme Computer Co.

         In the nine months ended September 30, 1996, GTSI accounted for a majority of the Company's revenues. The Company expects that GTSI will continue to be an important customer, but that sales to GTSI as a percentage of total revenue will decline substantially as the Company further expands its distribution network and increases its overall sales. The Company's business plan for 1997 anticipates that sales to GTSI will represent a significant portion (but less than a majority)of the Company's sales during the fiscal year. See "- Strategy - Channel Marketing - Focus on Government Resellers." The Company has entered into an agreement with GTSI pursuant to which GTSI must purchase at least $35 million worth of products in order to retain its status as the Company's exclusive reseller with respect to GSA scheduled purchases, but GTSI is under no obligation to purchase any products from the Company. The loss of GTSI as a significant customer, or if GTSI purchases significantly less products than the Company anticipates, would have a material adverse effect on the Company.




                                       33







PRODUCTS

 The NEXAR PC is a high-performance system platform configured with the following components: system chassis with removable side panels, custom designed motherboard, power supply, video controller, input/output controller, floppy disk drive, caddy for removable hard disk, keyboard, mouse, and hardware manuals. The Company occasionally includes additional components, including the key system defining components (CPU, memory and hard drive) and peripherals such as monitors and modems at the customer's request. NEXAR PCs sold by resellers fully configured have list prices ranging from $1,200 to $2,500, depending upon the components included.

         The following graphic illustrates the broad range of configurations made possible by a NEXAR PC:

GRAPHIC DEPICTING NEXAR PC INDICATING ALTERNATIVES AVAILABLE WITH RESPECT TO REPLACEABLE COMPONENTS. THE GRAPHIC CONTAINS THE FOLLOWING TEXT POINTING TO THE RELEVANT PORTIONS OF THE PC:

 *       Removable hard drive caddy slides in and out, and locks in place

 *       DIMM and SIMM memory (RAM) sockets

 *       Secondary cache socket

 *       Easy access to CPU socket for upgrades

 * Right side, removable panel to access processor, memory, cache and voltage regulator module

 * Left side, removable panel to access modem, video, audio and network interface cards

 * Voltage regulator module socket to accommodate higher performing CPUs operating at varying voltages

         CPU Alternatives: A single Socket 7 with zero insertion force (ZIF) lever allows for easy removal and insertion of the microprocessor. The motherboard is designed to accept current and future Pentium and compatible processors by adjusting the bus speed and synchronizing the voltage output of the motherboard. NEXAR's custom designed motherboard not only accommodates these future processor technologies but allows the end user to install the processor and make the adjustments to bus speed and voltage without technical assistance.




                                       34





         Hard Drive Alternatives: The removable caddy supports industry standard EIDE or SCSI hard drives. The Company offers a SCSI controller as an option.

         Memory Alternatives: For random access memory, the NEXAR PC motherboard includes 2 SIMM and 2 DIMM sockets supporting up to 128MB of either Fast Page Mode, Extended Data Output or Synchronous Dynamic Random Access Memory. For secondary cache memory, a single socket supports either 256K or 512K "cache on a stick" modules.


         NEXAR XPA PCs. NEXAR currently plans to begin shipping its patent-pending NEXAR Cross-Processor Architecture systems in the second quarter of 1997. The NEXAR XPA systems will offer all of the same features and benefits as the Company's current PCs and will also permit cross-processor upgrades on a single PC. A NEXAR XPA PC will allow resellers or end-users to initially select or later vary the type of microprocessor used in the system from one of several state-of-the-art CPU families, and, as NEXAR introduces replaceable circuit boards compatible with the initial system purchased, RISC-based microprocessors. Initially, NEXAR XPA systems will enable the use of either Pentium CPUs or the Pentium Pro CPUs which currently have different socket configurations and are thus not currently replaceable in conventional PCs. The multi-platform support will be designed to accept either Microsoft Windows 95, Windows NT or RISC-based operating systems. In addition, NEXAR XPA systems will support emerging expansion bus technologies, such as universal serial bus and accelerated graphics port (AGP).

         The NEXAR Server. NEXAR currently plans to offer in the third quarter of 1997 a state-of-the-art conventionally-designed, high performance file server offering the option of one to four Pentium Pro CPUs with fault tolerance and redundant design of critical components to support mission-critical database, Internet-server and transaction processing applications. This product is being designed and offered because NEXAR's reseller-customers requested a server of this design to complete NEXAR's product offerings to the corporate end-users.

         In addition to supporting symmetric multi-processing for up to four Pentium Pro processors, as currently planned, the NEXAR server will allow hot-swapping of the hard-drives and the multiple power supplies. The super-tower design accommodates a total of 17 hard disk drives. The system will have a RAID controller to provide for redundant disk drive data storage and error checking and correcting memory. The system will be shipped with 64 megabytes of RAM expandable to two gigabytes with four way memory interleaving. Unlike most servers, NEXAR's server places the Pentium Pro processors on the main system board, not a proprietary system board. Nine expansion slots are planned: six utilizing the 32-bit PCI bus, two 32-bit EISA buses and one PCI/EISA shared slot. The Company expects that its server will include a software suite that manages server hardware and gathers performance data. This software will optimize network performance and ensures maximum server availability by monitoring network conditions, and automatically alerting the network manager of errors, failures or overloads.


CUSTOMER SERVICE AND SUPPORT

         NEXAR PCs are sold with a three-year limited warranty on hardware with one-year on-site service. To provide its customers with technical support, NEXAR has entered into an agreement with Wang, pursuant to which Wang provides NEXAR's customers with the one year on-site hardware support, including diagnostics and repair. Wang also provides telephone support for software products bundled with NEXAR's systems for a period of ninety days after purchase. Wang support is provided directly to NEXAR's customers. In addition, service contract extensions are available. Customers can




                                       35






also obtain hardware support via the Internet or a toll free telephone number. While the Company selected Wang based on its belief that Wang has the capability to perform these warranty obligations on a timely and efficient basis, the failure of Wang to meet the demands of the end-users of the Company's products could materially and adversely affect the reputation of the Company and its products, which in turn could result in lower sales and profits.

PRODUCT DEVELOPMENT


         The market for NEXAR's products is characterized by rapid technological change involving the application of a number of advanced technologies, including those relating to computer hardware and software, mass storage devices, and other peripheral components. The Company's ability to remain competitive depends upon its ability to anticipate and effectively react to technological change. The Company currently has only a limited product development staff. The Company has entered into a Development Agreement with GDA Technologies, Inc., a provider of computer engineering services (GDA), to develop its new patent-pending Cross-Processor Architecture and to implement this technology on several main integrated circuit boards to be introduced for use in NEXAR PCs in mid- 1997. Although the Company believes that it could find and engage equivalent development and engineering services elsewhere within a reasonable period of time, or hire sufficient capable engineers to perform such development work in-house, the inability of GDA to adequately perform such services on a timely basis could have a short-term material adverse effect on the Company. The Company estimates that it will spend approximately $200,000 in the first six months of 1997 for various product development activities, predominately engineering services performed by GDA.


         From its inception, NEXAR has devoted continuing efforts to research and development activities both to develop the current line of NEXAR PCs and to introduce new models that further leverage the Company's proprietary technology in providing simplified upgradeability of major components and the ability to accommodate emerging and future technologies. Current development efforts are principally directed to implementation of its new NEXAR XPA architecture by the development of multiple motherboards. The Company's future success will be highly dependent upon its ability to develop, produce and market products that incorporate new technology, are priced competitively and achieve significant market acceptance. There can be no assurance that the Company's products will be technically advanced or commercially successful due to the rapid improvements in computer technology and resulting product obsolescence. There is also no assurance that the Company will be able to deliver commercial quantities of new products in a timely manner. The success of new product introductions is dependent on a number of factors, including market acceptance, the Company's ability to anticipate and manage risks associated with product transitions, the effective management of inventory levels in line with anticipated product demand and the timely manufacturing of products in appropriate quantities to meet anticipated demand. The failure of the Company to develop, produce and market commercially viable products could result in the Company's business, operating results and financial condition being materially and adversely affected.

         The Company's product development efforts will continue to require substantial investments by the Company for third-party research, refinement and testing, and there can be no assurance that the Company will have the resources sufficient to make such investments. Participants in the PC industry generally rely on the creation and implementation of technology standards to win the broadest market acceptance for their products. The Company must successfully manage and participate in the development of standards while continuing to differentiate its products in a manner valued by customers. While industry participants generally accept, and may encourage, the use of their intellectual




                                       36






property by third parties under license, nonetheless, when intellectual property owned by competitors or suppliers becomes accepted as an industry standard, the Company must obtain a license, purchase components utilizing such technology from the owners of such technology or their licensees, or otherwise acquire rights to use such technology. The failure of the Company to license, purchase or otherwise acquire rights to such technologies could result in the Company's business, operating results and financial condition being materially and adversely affected.

MANUFACTURING

         The Company operates a 100,000 square foot manufacturing facility in Hayward, California. The Company's manufacturing operations consist primarily of assembly, test and quality control of its PC systems. A single shift capacity of the facility is capable of producing 15,000 units per month, although NEXAR's actual manufacturing capacity depends in part on the ability of NEXAR's suppliers to provide it with assembled circuit boards.


         The Company uses industry standard components for its products and contracts with specific vendors to manufacture certain components included in its products, primarily circuit boards. Most of these components are generally available from multiple sources; however, NEXAR relies on two contract manufacturers to manufacture motherboards used in its PCs and plans to rely on a sole outside contractor to manufacture the motherboard used in its server product. In November 1996, the Company was unable to obtain sufficient quantities of certain key components to meet all of its outstanding purchase orders. It has since taken certain steps, including increasing inventory levels, developing additional suppliers and improving management procedures, to reduce the likelihood of such shortages in the future. The Company conducts testing and quality control evaluations and integrates the circuit boards into the finished product. The Company intends to seek ISO 9002 certification during 1997.

COMPETITION

         The desktop PC industry is intensely competitive and may become more so as the result of, among other things, the introduction of new competitors (including large multi-national, diversified companies) and possibly weakening demand. The Company currently competes in the desktop PC market principally with Acer, Apple Computer, Compaq Computer, Dell Computer, Gateway 2000, Hewlett-Packard, IBM and Packard Bell NEC, Inc. In addition, the Company expects to compete in the network server market in the first quarter of 1997 with established companies such as ALR, Compaq, Dell, Hewlett-Packard and IBM. All of these companies have stronger brand recognition, significantly greater financial, marketing, manufacturing, technological and distribution resources, broader product lines and larger installed customer bases than does the Company. Principal competitive factors include product features, product performance, quality and reliability, the ability to deliver product to customers in a timely fashion, customer service and support, marketing and distribution capabilities and price. Also, in order to compete successfully, the Company must attract and retain a sufficient number of management, sales, and technical personnel with high levels of relevant skills and meaningful experience. Although the Company has assembled an experienced senior management team, there can be no assurance that the Company will be able to attract and retain sufficient numbers of additional personnel, as the need for such individuals increase with the Company's anticipated growth, or maintain or improve its current position with respect to any of these or other competitive factors. This intense competition could result in loss of customers or pricing pressures, which would negatively affect the Company's results of operations.





                                       37





         The Company's ability to compete favorably is dependent, in significant part, upon its ability to control costs, react timely and appropriately to short- and long-term trends and competitively price its products while preventing erosion of its margins, and there is no assurance that the Company will be able to do so. Many of the Company's competitors can devote greater managerial and financial resources than the Company can to develop, promote and distribute products and provide related consulting and training services. Some of the Company's competitors have established, or may establish, cooperative arrangements or strategic alliances among themselves or with third parties, thus enhancing their ability to compete with the Company. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that the competitive pressures faced by the Company will not materially and adversely affect its business, operating results and financial condition.

INTELLECTUAL PROPERTY


         The Company relies primarily on copyright, trade secret and trademark law to protect its technology and trade secrets. While the Company currently has 0no patents, it is prosecuting an application for a United States patent on portions of its PCs relating to its NEXAR XPA architecture. No such patent has been issued, however. Similarly, the licensor of the technology included in the Company's current PCs represents that it has applied for a patent on such licensor's technology. The Company has not been notified that any such patent has been issued. There can be no assurance that a patent will be granted pursuant to either such application, or that if granted, such patent or patents would survive a legal challenge to its or their validity, or provide adequate protection. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation which may be necessary to enforce its rights under any such patent. The Company generally enters into confidentiality agreements with its employees, consultants and vendors. There can be no assurance such measures will effectively protect the Company's trade secrets or other intellectual property.


         The Company's current PCs are shipped with motherboards based on technology licensed from Technovation Computer Labs, Inc., a Nevada Corporation (Technovation), which, to the best of the Company's knowledge is owned by Babar Hamirani, a former executive officer of the Company whose employment was terminated by the Company on November 29, 1996. Although no formal claim has been made, an attorney representing Mr. Hamirani has informed the Company that Mr. Hamirani may file a lawsuit against the Company regarding Mr. Hamirani's employment termination and the license agreement with Technovation. Under the terms of its license agreement with Technovation, which the Company believes it is in compliance with in every material respect, the Company has the exclusive right to use the licensed technology through August 1998 in exchange for a per unit sold royalty amount, and a non-exclusive right to use such technology for up to seven additional years at the same royalty rate. The Company intends to cease manufacturing PCs with motherboards originally designed under the technology licensed from Technovation by mid-1997 after it begins shipping PCs with its new patent-pending NEXAR XPA technology, but the Company does intend, in any event, to continue to pay royalties to Technovation to the extent required under the license agreement. In addition, patent counsel for Mr.
Hamirani  has  informed  the  Company  that such  counsel  is in the  process of prosecuting a continuation to Technovation's patent application covering additions and improvements to the original invention which is the subject of such application. Such counsel has informed the Company of the nature of such additions and improvements and it appears to the Company that they may have aspects in common with the Company's new NEXAR XPA technology. While the Company has not had an opportunity to review this continuation, it appears that it may conflict with the Company's patent application. Through September 30, 1996, potential royalties which had accrued




                                       38




under the license agreement were less than the Company's tooling and development costs, which the Company is entitled to offset against royalties under the license agreement. See "Litigation" and "Certain Transactions."

         The Company's success is dependent, in part, upon its licensed and owned and other intellectual property rights. While the Company has applied for a patent on its NEXAR XPA technology, and Technovation has applied for a patent on its technology, no patents have been issued and the Company currently relies on copyrights, unpatented trade secrets and trademarks to protect its proprietary technology. No assurance can be given that the Company's competitors will not independently develop or otherwise acquire substantially equivalent techniques or otherwise gain access to the Company's proprietary technology or that the Company can ultimately protect its rights to such proprietary technology. The Company also relies on confidentiality agreements with its collaborators, employees, advisors, vendors and consultants to protect its proprietary technology. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed by competitors. Failure to obtain or maintain patent and trade secret protection, for any reason, could have a material adverse effect on the Company's business, financial condition and results of operations.

         Although the Company believes that its products do not infringe patents or other proprietary rights of third parties, there can be no assurance that the Company is aware of patents or other proprietary rights that may be infringed by the Company's products, that any infringement does not exist or that infringement may not be alleged by third parties in the future. If infringement is alleged, there can be no assurance that the necessary licenses would be available on acceptable terms, if at all, or that the Company would prevail in any related litigation. Patent litigation can be extremely protracted and expensive even if the Company ultimately prevails, and involvement in such litigation could have a material adverse effect on the business, results of operations and financial condition of the Company.

EMPLOYEES


         As of December 31, 1996, NEXAR had 71 employees, including executive officers, sales, marketing, technical support, finance, manufacturing, engineering, and administrative personnel. Forty of these employees are employed at the Westborough Massachusetts facility, and 31 are employed at the Hayward, California facility. In addition, the Company currently utilizes contract labor to meet its manufacturing needs on an ongoing basis. None of the Company's employees is represented by a collective bargaining agreement, nor has the Company experienced work stoppages. The Company believes that its relations with its employees are satisfactory.


FACILITIES

         The Company's headquarters and executive offices are located in a leased facility in Westborough, Massachusetts. The Westborough facility also serves as the base for NEXAR's sales, marketing, technical support, and general and administrative functions. The facility, totaling approximately 7,000 square feet, is leased through August 1998. The annual rent under the terms of the lease agreement is approximately $84,000 per year. The Company believes that suitable additional or alternative space will be available, when needed, on commercially reasonable terms.

         The Company's manufacturing, engineering, and warehousing operations are located in a leased facility in Hayward, California, which is leased for a five year period expiring in August 2001, with a




                                       39






five year option to extend. The annual base rent under the lease agreement begins at approximately $288,000 in the first year and increases annually to approximately $528,000 in 2001. The Company is also responsible for the operating expenses and real estate taxes relating to the leased premises. See "Manufacturing."

LITIGATION


         As of the date of this Prospectus, the Company is not a party to any material legal proceedings, except as arise in the ordinary course of its business. A former executive officer of the Company whose employment was terminated by the Company in November 1996 has threatened to initiate litigation or arbitration proceedings regarding his termination and a technology license agreement between a company he controls and the Company. See "--Intellectual Property" above and "Risk Factors -- Uncertainty Regarding Intellectual Property Rights; Potential Litigation With Former Executive."




                                       40





                                   MANAGEMENT


EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of the Company and their ages are as follows:


NAME                                       AGE      POSITION
----                                       ---      --------

Albert J. Agbay                             48      Chairman of the Board, Chief Executive Officer and
                                                    President

Gerald Y. Hattori                           45      Vice President of Finance, Chief Financial Officer and
                                                    Treasurer

Michael J. Paciello                         45      Executive Vice President

Liaqat Y. Khan                              45      Executive Vice President of Manufacturing

Victor J. Melfa, Jr.                        38      Senior Vice President of Sales

E. Craig Conrad                             38      Vice President of Marketing

James P. Lucivero                           41      Vice President - Eastern United States Sales

Steven Georgiev                             62      Director and Secretary

Joseph E. Levangie (1)                      51      Director

Buster C. Glosson (1)                       54      Director


Joseph P. Caruso                            37      Director and Assistant Secretary

----------------------------------

(1)      Member of the Audit Committee

         Albert J. Agbay has been Chief Executive Officer and President of the Company since March 1995 and its Chairman of the Board of Directors since
October 1995. From July 1994 to February 1995, Mr. Agbay served as Chief Executive Officer of Columbia Advanced Systems Corporation (Columbia Advanced Systems), a manufacturer of PCs and a subsidiary of Apaq, Inc., also a manufacturer of PCs. From August 1993 to July 1994, Mr. Agbay served as Chairman and Chief Executive Officer of Swan Technologies, Inc. (Swan), a direct response supplier of PCs and peripheral computer products. Swan filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in December 1994. From January 1990 to March 1993, Mr. Agbay served as President and Chief Executive Officer of Leading Edge Products, Inc. (Leading Edge), a manufacturer of PCs. From April 1988 to January 1990, Mr. Agbay served in senior management as Northeast Region General Manager for Panasonic Communications and Systems Company, a manufacturer of electronics and telecommunications products. From August 1985 to April 1989, Mr. Agbay worked for Panasonic Industrial Company, in its Computer Products Division as Northeast Region Manager and later assumed more territorial responsibility as Group General Manager, Eastern Region.


         Gerald Y. Hattori has been Vice President of Finance, Chief Financial Officer and Treasurer of the Company since October 1996. Prior to joining the Company, from September of 1987 to September 1996, Mr. Hattori served as corporate controller at SIPEX Corporation, a manufacturer of analog semiconductors. Mr. Hattori previously held various corporate and divisional financial management positions from January 1974 to August 1987 at Sanders, a Lockheed Martin Company.



                                       41




         Michael J. Paciello has been Executive Vice President of the Company since March 1995. From July 1994 to March 1995, Mr. Paciello served as Executive Vice President of Columbia Advanced Systems. From August 1993 to July 1994, Mr. Paciello served as Executive Vice President of Swan. Before joining Swan, Mr. Paciello served from October 1991 to August 1993 as Executive Vice President, and from January 1990 to October 1991 as Vice President of Sales, of Leading Edge.

         Liaqat Y. Khan has been Executive Vice President of Manufacturing for the Company since December 1996. He was Vice President of Manufacturing from September 1995 to November 1996. From August 1993 to May 1995, Mr. Khan served as Vice President at Intelligent Computers and Technologies, Inc., a PC manufacturer which filed a petition for reorganization under Chapter 11 of the Bankruptcy Code in May 1995. From February 1992 to May 1993, he was Vice President of Manufacturing for Asina, Inc., which subsequently changed its name to Apaq, Inc., a computer products manufacturer. From August 1991 to February
1992 Mr. Khan served as Director of Manufacturing for Synergistic Computers, Inc., a desktop computer manufacturer. During this period, Mr. Khan was also President of A&M Research, a manufacturer of mechanical components for high tech applications.

         Victor J. Melfa, Jr. has been Senior Vice President of Sales for the Company since March 1995. From July 1994 to February 1995, Mr. Melfa served as Vice President of Sales for Columbia. From February 1994 to July 1994, Mr. Melfa worked at Swan Technologies as Vice President of Marketing. From February 1993 to February 1994, Mr. Melfa served as an Executive Vice President of Ameriquest Technologies, Inc., a computer products distributor and wholly-owned subsidiary of Computer 2000. In February of 1993, Ameriquest Technologies acquired Vitronix Corp., a computer products distributor situated in Westborough, Massachusetts. Mr. Melfa was President of Vitronix Corp. from September 1984 to February 1993.

         E. Craig Conrad is Vice President of Marketing for the Company, a position he has held since joining the Company in April 1996. From May 1995 to April 1996, Mr. Conrad served as the Director of Consumer Marketing for Digital Equipment Corporation in Maynard, Massachusetts. From May 1993 to April 1995, Mr. Conrad worked at IBM as Program Director of Consumer Desktop Brand Management for the Aptiva line of PCs and was a Director of Marketing Communications for AMBRA Computer Corporation, a subsidiary of IBM formed in 1993. From February 1990 to April 1993, Mr. Conrad was Director of Marketing at Leading Edge.

         James P. Lucivero has been Vice President - Eastern United States Sales of the Company since March 1995. From September 1994 to February 1995 Mr. Lucivero served as Vice President of Sales at Columbia Advanced Systems. From September 1993 to July 1994, Mr. Lucivero was Vice President of Sales at Swan Technologies, Inc. From January 1990 to July 1993, Mr. Lucivero served as Senior Vice President at Leading Edge Products, Inc.

         Steven Georgiev has been a director of the Company since March 1995 and was Chairman of the Board of Directors from March 1995 to September 1995. He has served as Chief Executive Officer of Palomar since November 12, 1993, becoming a full time employee in January 1995. Mr. Georgiev was a consultant to Dymed Corporation, (Dymed), Palomar's predecessor, from June 1991 until the September 1991 merger of Dymed with Palomar, at which time he became Palomar's Chairman of its Board of Directors. Mr. Georgiev is a financial and business consultant to a variety of emerging, high growth companies. Mr. Georgiev has been a director of Excel Technology, Inc., a publicly-held company located in Hauppauge, New York, since October 1992, and was a director of Cybernetics Products, Inc., a publicly-held company, from August 1988 until January 1992. Mr. Georgiev was Chairman of the Board of Directors of Dynatrend, Inc. a publicly-traded consulting firm that he co- founded in 1972, until February 1989. Dynatrend, Inc. was subsequently acquired by EG&G, Inc., a publicly-held company. Mr.
Georgiev is also Chairman of the Board of The American Materials and Technologies, Inc., a publicly-held company.




                                       42





         Joseph E. Levangie has been a director of the Company since March 1995 and a director of Palomar since August 1991. He was a consultant to Dymed from June 1991, until its merger with Palomar, at which time he became Palomar's part-time Chief Financial Officer, a position he held until December 1992. He is currently a part time consultant to Palomar. Mr. Levangie is also Chief Executive Officer of JEL & Associates, a private financial consulting firm which he founded in 1980. Currently Mr. Levangie serves as a director for GreenMan Technologies, Inc., a publicly-held corporation.

         Buster C. Glosson has been a director of the Company since December 1996. From 1965 until June 1994, he was an officer in the United States Air Force (USAF). Most recently, he served as a Lieutenant General and Deputy Chief of Staff for plans and operations, Headquarters USAF, Washington, D.C. Mr. Glosson is a veteran of combat missions in Vietnam and, during the Gulf War, he commanded the 14th Air Force Division and was the architect of the Gulf War Air Campaign. In 1994 he founded and has since served as President of Eagle Ltd., a consulting firm concentrating on international business opportunities in the high-technology arena. He is also Chairman and CEO of Alliance Partners Inc., an investment holding company developing international oil and power projects. He has also served as a director of GreenMan Technologies, Inc., a publicly-held company, since August 1994, of The American Materials and Technologies Corporation, and of Skysat Communication Network Corporation, a publicly held company, since July 1996.

         Joseph P. Caruso has been a director of the Company since December 1996. He was previously a director from March 1995 to September 1995 and President of the Company in March 1995. Mr. Caruso joined Palomar in March 1992 as Controller in a part-time capacity, becoming a full-time employee in June 1992 and their Chief Financial Officer in January 1993. From October 1989 to June 1992, Mr. Caruso was the Chief Financial Officer of Massachusetts Electrical Manufacturing Co., Inc., a privately held manufacturer of power distribution equipment.

CLASSES OF DIRECTORS

         Each director currently holds office until the next annual meeting of stockholders and until that director's successor has been elected and qualified. Pursuant to the Company's Restated Charter, upon the closing of the Offering, the Company's Board of Directors will be composed of three classes serving staggered three year terms.

EXECUTIVE OFFICERS

         Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until the next annual meeting of the Board of Directors and until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Company.

BOARD COMMITTEES

         The Company's Board of Directors has established an Audit Committee and appointed Messrs. Glosson and Levangie to be its members. The Audit Committee will be responsible for nominating the Company's independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with the Company's independent accountants and reviewing the financial statements and audit practices of the Company. The Company does not currently have a Compensation or Nominating Committee, or committees performing equivalent functions of either a Compensation or Nominating Committee.




                                       43





DIRECTOR COMPENSATION


         No compensation has ever been paid to any of the directors of the Company for service in such capacity to the Company. Non-employee directors of the Company shall be eligible to receive stock options under the Company's 1996 Non-Employee Director Stock Option Plan after consummation of the Offering. See "--Stock Plans--Director Plan."


EXECUTIVE COMPENSATION

         The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the fiscal years ended December 31, 1995 and December 31, 1996 by the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"). Pursuant to rules of the Securities and Exchange Commission (SEC), information with respect to years prior to 1996 is not provided with respect to the Named Executive Officers, other than the Chief Executive Officer, for whom information was previously filed pursuant to an SEC filing requirement.



                           SUMMARY COMPENSATION TABLE


                                                                                                       Long-Term
                                                                                                      Compensation
                                                                                                       Number of
                                                        Annual Compensation                           Securities
                                                        -------------------      Other Annual         Underlying        All Other
                                              Year   Salary($)     Bonus($)   Compensation ($)(1)       Options     Compensation (2)
                                              ----   ----------     --------   -------------------      -------     ----------------

Albert J. Agbay, Chief Exective
  Officer and President..................     1996   $225,000      $51,472           $12,000           1,044,480          $4,750
                                              1995    182,423        --              $12,000           1,651,203(3)          --

Michael J. Paciello, Executive Vice
  President..............................     1996    110,000       18,720             6,000             241,080          $4,750

Liaqat Y. Kahn, Exective Vice
  President-Manufacturing................     1996    111,923       15,840             8,250             361,560          $4,750

Victor J. Melfa, Jr., Senior Vice
  President-Sales........................     1996    100,384       16,115             6,000             241,080          $4,750

James P. Lucivero, Vice President
  of Sales-Eastern United States.........     1996    100,000       15,645             6,000             241,080          $4,750



----------------------

(1)               Consists of amounts paid as car allowances.

(2) Consist of the Company's contribution under Palomar's deferred compensation plan established by Palomar for it and its subsidiaries under Section 401(k) of the Internal Revenue
                  Code.

(3)               Such  option  grant was  cancelled  pursuant  to an  agreement between Mr. Agbay and Palomar Electronics Corporation (PEC), a
                  wholly-owned  subsidiary  of  Palomar,  in  connection  with a
                  September  1995  reorganization  in which the Company became a wholly-owned  subsidiary of PEC.  Pursuant to such  agreement,
                  Mr. Agbay received an option  exercisable for shares of common stock of PEC in  consideration of his agreement to cancel such options.  Such option  grant  issuable for common stock of PEC
                  was   subsequently   cancelled   pursuant  to  a  cancellation
                  agreement  between Mr.  Agbay and PEC.  Mr.  Agbay  separately received  a new  option  grant  in  1996 as  reflected  in his beneficial  ownership set forth in the table  appearing  under
                  "Beneficial Ownership of Principal Stockholder and Management"
                  below.





                                       44







                                                     OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                        POTENTIAL REALIZABLE
                                                          % OF TOTAL                                      VALUE AT ASSUMED
                                      NUMBER OF            OPTIONS                                   ANNUAL RATES OF STOCK PRICE
                                      SECURITIES          GRANTED TO        EXERCISE                        APPRECIATION
                                      UNDERLYING         EMPLOYEES IN        PRICE      EXPIRATION     FOR OPTION TERMS ($)(1)
NAME                               OPTIONS GRANTED       FISCAL YEAR        ($/SH.)        DATE         5%               10%
----                               ---------------      -------------      ---------      ------        --               ---

Albert J. Agbay.................        1,044,480           36.0%            .0025      01/30/2001    $721.43         $1,594.16
Michael J. Paciello.............          241,080            8.3%            .0025      01/30/2001    $166.51          $ 367.95
Liaqat Y. Kahn..................          361,560           12.5%            .0025      01/30/2001    $249.73          $ 551.84
Victor J. Melfa.................          241,080            8.3%            .0025      01/30/2001    $166.51          $ 367.95
James P. Lucivero...............          241,080            8.3%            .0025      01/30/2001    $166.51          $ 367.95


-------------------------

(1)               As required by rules of the SEC,  potential  values stated are based on the prescribed  assumption that the Company's  Common
                  Stock will  appreciate  in value from the date of grant to the end of the option term at rates  (compounded  annually)  of 5%
                  and 10%,  respectively,  and  therefore  are not  intended  to forecast possible future rates of appreciation, if any, in the price of the Company's  Common  Stock.  The total of all stock options  granted to the  Company's  directors  and  employees,
                  including   executive   officers,   during   fiscal  1996  was
                  approximately   71%  of  the  total  shares  of  Common  Stock
                  outstanding at the end of the fiscal year.

                          FISCAL YEAR END OPTION VALUES

         The following option year-end value table sets forth information with respect to the unrealized value (the difference between the exercise price and fair market value of the Common Stock ($12.00) as determined by the Board of Directors) of unexercised options issued by the Company and held by the Named Executive Officers on December 31, 1996. No options were exercised by any of the Named Executive Officers in 1996. Only vested options as of such date were then exercisable.


                                   NUMBER OF SECURITIES UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED IN-THE-
                                            OPTIONS AT FISCAL YEAR END                  MONEY OPTIONS AT FISCAL YEAR END ($)
                                        (ALL EXERCISABLE AT FISCAL YEAR-END)            (ALL EXERCISABLE AT FISCAL YEAR END)
                                        ------------------------------------            ------------------------------------
              NAME                 VESTED         UNVESTED               TOTAL          VESTED       UNVESTED         TOTAL
              ----                 ------          --------              -----          ------       --------         -----
Albert J. Agbay................   1,044,480            -                 1,044,480   $12,531,149         -       $12,531,149
Michael J. Paciello............           -         241,080              241,080     -             $2,892,357      2,892,357
Liaqat Y. Khan.................           -         361,560              361,560     -              4,337,816      4,337,816
Victor J. Melfa................           -         241,080              241,080     -              2,892,357      2,892,357
James P. Lucivero..............           -         241,080              241,080     -              2,892,357      2,892,357



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company does not have a Compensation Committee. No executive officer of the Company has served as a director or a member of the compensation committee (or other committee serving an equivalent function) of another entity, whose executive officers served as a director of the Company. Mr. Agbay, Chairman of the Board of Directors and the Chief Executive Officer and President of the Company, participated in deliberations of the Board of Directors concerning executive officer compensation.




                                       45







STOCK PLANS

         1995 STOCK OPTION PLAN


         The Company's 1995 Stock Option Plan (the "1995 Plan") was adopted by the Board of Directors and approved by the sole stockholder of the Company as of March 1995. The 1995 Plan provides for the grant of stock options to employees, officers and directors of, and consultants or advisors to, the Company and its subsidiaries. Under the 1995 Plan, the Company may grant options qualified as "incentive stock options" under U.S. federal tax law or non-qualified stock options. Incentive stock options may only be granted to employees of the Company or its parents or subsidiaries. A total of 4,800,000 shares of Common Stock may be granted under the 1995 Plan. Unless sooner terminated pursuant to its terms, the 1995 Plan will terminate in June 2005.


         1996 EMPLOYEE STOCK PURCHASE PLAN


         The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in December 1996, and approved by its stockholders in January 1997 and will become effective upon the closing of the Offering. The Purchase Plan authorizes the issuance of up to a total of 200,000 shares of Common Stock to participating employees.

         All employees of the Company whose customary employment is in excess of 20 hours per week and more than five months per year, other than those employees who own 5% or more of the stock of the Company, will be eligible to participate in the Purchase Plan. As of December 31, 1996, approximately 57 of the Company's employees would have been eligible to participate in the Purchase Plan. The Purchase Plan will be implemented by one or more offerings of such duration as the Board of Directors or a committee thereof may determine, provided that no offering period may be longer than 27 months. An eligible employee participating in an offering will be able to purchase Common Stock at a price equal to the lessor of: (i) 85% of its fair market value on the date the right was granted, or (ii) 85% of its fair market value on the date the right was exercised. Payment for Common Stock purchased under the Purchase Plan will be through regular payroll deduction or lump sum cash payment, or both, as determined by the Board of Directors or a committee thereof. The maximum value of Common Stock an employee may purchase during an offering period is 10% of the employee's base salary during such period, calculated on the basis of the employee's compensation rate on the date the employee elects to participate in that offering.


         DIRECTOR PLAN


         The Company's 1996 Non-Employee Director Plan (the "Director Plan") was adopted by the Board of Directors in December 1996 and approved by its stockholders in January 1997 and will become effective upon the closing of the Offering. Under the terms of the Director Plan, options to purchase 15,000 shares of Common Stock (the "Initial Options") will be granted to each person who becomes a non-employee director after the closing date of the Offering and who is not otherwise affiliated with the Company, effective as of the date of election to the Board of Directors. The Initial Options will vest in equal annual installments over three years after the date of grant. In addition each non-employee director will receive 10,000 shares ("Annual Options") on the date of each annual meeting of the Company's stockholders held after the closing of the Offering. The Annual Options will vest on the first anniversary of the date of grant. Both Initial Options and Annual Options will be exercisable at the fair market value of the Common Stock on the date of grant. A total of 100,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. Unless sooner terminated pursuant to its terms, the Director Options Plan will terminate in December 2006.




                                       46



401(K) PLAN OF PALOMAR

         The Company's employees are eligible to participate in Palomar's deferred compensation plan under 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan is available to all employees who are over the age of 18 and have been employed by the Company for more than six months. Employees may contribute a maximum of 15% of their salary to the 401(k) Plan and matching contributions equal to 50% of an employee's contribution is made to a designated fund of the 401(k) Plan in the form of Palomar common stock. The Company intends to establish its own 401(k) Plan following the initial public offering of the Common Stock.


EMPLOYMENT AND SEVERANCE AGREEMENTS

         Mr. Agbay entered into an employment agreement with the Company for a five-year term commencing in April 1995. The agreement automatically renews for five successive one-year periods unless terminated pursuant to its terms. The agreement provides that Mr. Agbay is entitled to receive an initial annual base salary of $200,000 subject to annual inflation and is eligible to receive an annual bonus of not less than $25,000 based upon the achievement of mutually agreed upon objectives determined annually by the Company's Board of Directors and Mr. Agbay. Under the agreement, if Mr. Agbay's employment is terminated by the Company without cause, he shall receive severance compensation in an amount equal to 12 months base salary. In the event of a change in control (as defined in the employment agreement) of the Company, or if there is a substantial change in his duties which is at the direction of the Company's Board of Directors and not consented to by Mr. Agbay, Mr. Agbay is entitled to receive a lump sum payment equal to 12 months base salary or the amount equal to the salary due under the terms of the contract at the time of termination, whichever is less. Any termination of Mr. Agbay's employment by Mr. Agbay pursuant to a material change in his duties or responsibilities is deemed to be termination without cause, and triggers a 12 month severance payment to Mr. Agbay. Pursuant to the agreement, throughout the term of his employment, Mr. Agbay will serve as Chief Executive Officer of the Company.


         The Company is also party to substantially similar employment agreements with Messrs. Hattori, Khan, Paciello, Melfa, Lucivero and Conrad, which provide for either a 1 or 2-year term of employment. The agreements provide for annual base salaries ranging from $85,000 to $110,000, as well as an annual bonus based upon the achievement of mutually agreed upon revenue and profit objectives between the Chairman, the President of the Company and the employee.


         All of the employment agreements described above include a non-competition covenant pursuant to which executive officers of the Company are prohibited from competing with the Company during their respective terms of employment and for a period of either 6 or 12 months thereafter. In addition, each of the above employment agreements provided for stock option grants to the executive officers, all of which options were terminated by agreements dated as of December, 1995 between the Company and each of the executive officers (other than Mr. Hattori who joined the Company in October 1996). Information with respect to options subsequently granted to the executive officers is set forth above in this Executive Compensation section and below under the heading "Beneficial Ownership of Management."




                                       47






                              CERTAIN TRANSACTIONS

CONVERSION OF PALOMAR DEBT AND ESCROW OF CONTINGENT SHARES


         The Company wishes to advise potential investors that the net income after taxes, total revenues and per share value of the Common Stock milestones set forth below are not intended to and do not in any manner constitute a forecast, projection or expectation of the Company, its management, Palomar or the Underwriters for the Company's future results of operations or appreciation in the value of Common Stock. See "Risk Factors."

         Palomar and its wholly-owned subsidiary PEC have provided all of the Company's funds for operations to date in the form of non-interest bearing loans. The total amount of funds provided by Palomar and PEC has been
$17,543,449 and $2,025,000, respectively, through September 30, 1996. On December 19, 1996 the Company entered into an agreement with Palomar whereby upon the closing of the Offerings, $5,000,000 of such indebtedness will be repaid to Palomar, $4,568,449 will be converted into 45,684 shares of Convertible Preferred Stock with the terms described below, and $10,000,000 will be converted into 1,900,000 shares of the Common Stock, of which 700,000 shares will be issued without restriction. Pursuant to such agreement, the balance of 1,200,000 shares of the Common Stock (the "Contingent Shares") shall be subject to mandatory repurchase, in whole or in part, by the Company at $0.01 per share after the 48 month anniversary of the Offering unless earlier released from escrow as described below. The Contingent Shares shall be placed in escrow, subject to release to Palomar in installments of 400,000 shares each (upon achievement of any 3 of the 4 milestones specified below; none, some, or all of which may occur) as follows:

                  (a) if the Company achieves $7,000,000 in net income after taxes or $100 million in total revenues for the fiscal year ended December 31, 1997;

                  (b) if the Company achieves $14,000,000 in net income after taxes or $200 million in total revenues for the fiscal year ended December 31, 1998;

                  (c) if the Company achieves $21,000,000 in net income after taxes or $300 million in total revenues for the fiscal year ended December 31, 1999; and

                  (d) if the Company achieves $28,000,000 in net income after taxes or $400 million in total revenues for the fiscal year ended December 31, 2000.

                  Alternatively, all of the Contingent Shares will be released to Palomar immediately upon the happening of any one of the following:

                  (y) if the average per share market value closing bid price of the Company's Common Stock is (i) 175% of the initial public offering price for ten consecutive trading days at any time prior to the 12-month anniversary of the Offering, or (ii) 225% of the initial public offering price for ten consecutive trading days at any time prior to the 24-month anniversary of the Offering, or (iii) 275% of the initial public offering price for ten consecutive trading days at any time prior to the 36-month anniversary of the Offering, or (iv) 325% of the initial public offering price for ten consecutive trading days at any time prior to the 48-month anniversary of the Offering; or

                  (z) if the Company achieves $70,000,000 in cumulative net income after taxes for the four fiscal years ended December 31, 2000.




                                       48






         If any or all of the alternative conditions for release of the Contingent Shares has not occurred by the 48-month anniversary of the Offering, the balance of the Contingent Shares in escrow at such time shall be repurchased by the Company as described above.

         The 45,684 shares of Convertible Preferred Stock issued to Palomar upon the closing will be convertible into shares of Common Stock at the option of the holders thereof.

         At an assumed initial public offering price of $12.00 per share, the 45,684 shares of Convertible Preferred Stock issued to Palomar upon the closing shall be convertible into 304,560 shares of Common Stock. Prior to any such conversion, the holders of shares of such Convertible Preferred Stock shall have voting rights equal to the number of shares of Common Stock on an "as-converted' basis on the record date of any matter voted on by the stockholders of the Company. Other terms of the Convertible Preferred Stock are set forth in this Prospectus under the caption "Description of Capital Stock."

         Palomar and PEC incurred general and administrative expenses on behalf of the Company, totalling approximately $100,000 and $128,000 for the period from inception (March 7, 1995) to December 31, 1995 and for the nine months ended September 30, 1996, respectively. There is no intention by Palomar to charge management fees to the Company.

OTHER RELATED PARTY TRANSACTIONS


         The Company's current PCs are shipped with motherboards based on technology licensed from Technovation Computer Labs, Inc., a Nevada corporation which, to the best of the Company's knowledge is owned by Babar I. Hamirani, a former executive officer of the Company whose employment was terminated by the Company on November 29, 1996. Liaqat Y. Khan, an executive officer of the Company, has notified the Company that he is entitled to an ownership interest in Technovation, but that Mr. Hamirani has disputed Mr. Khan's claim. Under its license agreement with Technovation, the Company has the exclusive right to use the licensed technology through August 1998 in exchange for a per unit sold royalty amount, and a non-exclusive right to use such technology for up to seven additional years at the same royalty rate. Through September 30, 1996, potential royalties which had accrued under the license agreement were less than the Company's tooling and development costs, which the Company is entitled to offset against royalties under the license agreement. See "Business-- Intellectual Property."

         During the nine month period ended September 30, 1996, the Company was party to several purchase and sale transactions with Computer Universe, a trade name of Amerisel, Inc. which was a dealer of the Company's PCs located in San Francisco, California. The Company believes that Amerisel, Inc. was owned during such period by Mr. Khan, an executive officer of the Company, by Babar Hamirani, who was during such period an executive officer of the Company, and members of Mr. Khan's and Mr. Hamirani's families. Mr. Khan has advised the Company that he and his wife have since disposed of their ownership in Amerisel, Inc. Such transactions were in the aggregate approximate amount of $830,000 during such period, including approximately $430,000 in purchases of components by Computer Universe. As of September 30, 1996, approximately $271,000 in amounts receivable owed by Computer Universe were past due and the Company took charges in the amount of $220,000 with respect to such overdue amounts. The Company believes that the substantial majority of these transactions were on terms no less favorable to the Company than could be obtained from unaffiliated parties considered to be important customers. In December 1996, the Board of Directors of the Company established a policy for considering transactions with directors, officers, and shareholders of the Company and their affiliates. Pursuant to this policy, the Board of Directors of the Company will not approve any such related party transactions unless the Board of Directors has determined that the terms of the transaction are no less favorable to the Company than those available from unaffiliated parties. Because this policy is not contained in the Company's Certificate Of Incorporation or Bylaws,




                                       49






this policy is subject to change at any time by the vote of the Board of Directors. It currently is not contemplated that this policy will be changed.

         Comtel Corporation ("Comtel"), a wholly-owned subsidiary of Dynaco, Corporation (a wholly-owned subsidiary of Palomar), is a contract manufacturer of PC modem cards and PC boards. In the fourth quarter of 1996 the Company purchased components from Comtel for consideration in the amount of $693,000. Comtel purchased products from the Company totaling $80,000. As of December 31, 1996, the Company had paid all of its obligations to Comtel for the components it purchased in the fourth quarter of 1996 but Comtel owed the Company $80,000 for its purchases during such period. The Company believes that all of its transactions with Comtel were on terms no less favorable to the Company than could be obtained from unaffiliated parties.




                                       50






                                  STOCKHOLDERS

         The  following  table  sets forth  certain  information  regarding  the beneficial ownership of Common Stock as of December 31, 1996 by its stockholders. Other than Palomar, PEC, certain of their officers and directors, and Mr. Agbay, Chairman and Chief Executive Officer of the Company, no other person beneficially owns more than 5% of the Common Stock. Information with respect to Mr. Agbay is provided in the following table.



                                   NUMBER OF SHARES
NAME AND ADDRESS                 BENEFICIALLY OWNED            PERCENT
----------------                 ---------------------         -------

Palomar Medical                       4,200,000(1)             87.4%
Technologies, Inc.
66 Cherry Hill Drive
Beverly, Massachusetts  01915

The Travelers Insurance                 200,000                 4.2
Company
One Tower Square
Hartford, Connecticut  06183

GFL Advantage Fund Limited              200,000                 4.2

--------------------------
--------------------------
--------------------------

Clearwater Fund IV LLC                  200,000                 4.2
611 David Road East
Suite 200
Clearwater, Florida 34616


---------------------
(1) The shares of the Common Stock beneficially owned by Palomar are held by Palomar Electronics Corporation (PEC), a wholly-owned direct subsidiary of Palomar. After the sale of the Common Stock in the Offering, Palomar (through its ownership of PEC) will beneficially own approximately 66.3% (6,100,000 shares) of the outstanding Common Stock (approximately 63.7% if the Underwriters' over allotment option is exercised in full), including 1,900,000 shares of Common Stock that will be issued upon the closing of the Offering to Palomar and PEC in exchange for retirement of $10,000,000 of indebtedness owed by the Company to Palomar and PEC. See "Certain Transactions."




                       BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 31, 1996, as well as information regarding the beneficial ownership of the common stock of Palomar as of October 2, 1996, with respect to (i) each of the Named Executive Officers and Directors of the Company, and (ii) all directors and executive officers of the Company as a group.


                                                             COMPANY COMMON STOCK                   PALOMAR COMMON STOCK
                                                             --------------------                   --------------------
                                                        NUMBER OF                                 NUMBER OF
NAME                                                      SHARES               PERCENT             SHARES            PERCENT
----                                                      ------               -------             ------            -------
Albert J. Agbay ................................        1,044,480 (1)           17.9%             50,000 (1)            *
Chairman and Chief Executive Officer
c/o Nexar Technologies, Inc
182 Turnpike Road
Westborough, Massachusetts  01581

Michael J. Paciello ............................           60,270 (1)            1.2
Executive Vice President

Liaqat Y. Kahn .................................           90,370 (1)            1.8
Executive Vice President -
Manufacturing

Victor J. Melfa, Jr. ...........................           60,270 (1)            1.2
Senior Vice President, Sales

James P. Lucivero ..............................           60,270 (1)            1.2
Vice President,
Eastern United States Sales

Directors and Executives Officers of
Palomar Serving as Nexar Directors**
------------------------------------
Steven  Georgiev................................        4,240,170 (2)           88.3            1,004,154 (4)         3.31%
Joseph E. Levangie..............................        4,240,170 (2)           88.3              632,485 (5)         2.21
Joseph P. Caruso................................        4,240,170 (2)           88.3              733,493 (6)         2.44
Buster C. Glosson...............................        4,200,000 (2)           87.5               53,333 (7)           *

All directors and executive officers as a
Group (12 persons)..............................        5,696,430 (3)           90.5%           2,423,465             8.04%


----------------
*        Less than 1%
**       Each with an address c/o Palomar as set forth above.



                                       51




(1) Consists entirely of shares issuable upon the exercise of options exercisable within sixty days of December 31, 1996.

(2) Includes, under the deemed beneficial ownership rules of the Securities and Exchange Commission, 4,200,000 shares of Common Stock held by PEC, as to which each such director disclaims beneficial ownership and shares issuable upon the exercise of options exercisable within sixty days of December 31, 1996.

(3) Includes 1,484,590 shares issuable upon exercise of options exercisable within sixty days of December 31, 1996 and 4,200,000 shares held by PEC, as to which each director deemed to beneficially own such shares disclaims beneficial ownership.

(4) Includes options to purchase 100,000 shares issuable upon exercise of five-year options expiring August 26, 2001, at an exercise price of $8.00 per share; 157,000 shares issuable upon exercise of five-year warrants granted in July 1995, at an exercise price of $2.00 per share; 80,000 shares issuable upon exercise of five-year warrants granted in August 1995, at an exercise price of $2.125 per share; and 300,000 shares issuable upon exercise of five-year warrants granted in February 1996, at an exercise price of $6.75 per share.

(5) Includes 60,000 shares issuable upon exercise of five-year warrants granted in March 1992, at an exercise price of $.60 per share; 150,000 shares issuable upon exercise of five-year warrants granted in July 1995, at an exercise price of $2.00 per share; 100,000 shares issuable upon exercise of five-year warrants granted in August 1995, at an exercise price of $2.125 per share; and 150,000 shares issuable upon exercise of five-year warrants granted in February 1996, at an exercise price of $6.75 per share.

(6) Includes 30,000 shares issuable upon the exercise for five-year options expiring June 14, 1998, at an exercise price of $3.50 per share; 70,000 shares of Palomar Common Stock issuable upon exercise of five-year options expiring April 6, 1999, at an exercise price of $2.375 per share; 150,000 shares issuable upon exercise of five-year options expiring July 4, 2000, at an exercise price of $2.00 per share; 66,666 shares issuable upon exercise of five-year options expiring August 26, 2001, at an exercise price of $8.00 per share; 100,000 shares issuable upon exercise of five-year warrants granted in August 1995, at an exercise price of $2.125 per share; and 150,000 shares issuable upon exercise of five-year warrants granted in February 1996, at an exercise price of $6.75 per share.

(7) Includes 20,000 shares issuable upon exercise of four-year warrants granted in August 1996, at an exercise price of $2.125; and 33,333 shares issuable upon exercise of five-year warrants granted in August 1996, at an exercise price of $8.00 per share.


                                       52







                          DESCRIPTION OF CAPITAL STOCK

         Effective upon the filing of the Restated Charter upon the closing of the Offering, the authorized capital stock of the Company will consist of 30,000,000 shares of Common Stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), which may be issued in one or more series.

COMMON STOCK


         As of December 31, 1996, there were 4,800,000 shares of Common Stock outstanding, 4,200,000 of which were all held of record by PEC. Based upon the number of shares outstanding as of that date and giving effect to the issuance of the 2,500,000 shares of Common Stock offered by the Company hereby and the issuance of 1,900,000 shares of Common Stock to Palomar and PEC upon conversion of $10,000,000 of indebtedness (see "Certain Transactions"). but assuming no exercise of the Underwriters' over-allotment option or exercise of outstanding stock options, there will be 9,200,000 shares of Common Stock outstanding upon the closing of the Offering.


         Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of the Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered by the Company in the Offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future. Upon the closing of the Offering, there will be no shares of Preferred Stock outstanding.

PREFERRED STOCK

         Upon filing of the Restated Charter, the Board of Directors will be authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 10,000,000 shares of Preferred Stock in one of more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. The Board of Directors has authorized and approved the issuance of a new series of Preferred Stock designated Convertible Preferred Stock with the terms thereof being set forth in the Restated Charter as summarized in the following paragraph. Upon the closing of the Offering, $4,568,449 of indebtedness owed by the Company to related parties will be converted into 45,684 shares of Convertible Preferred Stock. The issuance of any additional shares of Preferred Stock may have the effect of delaying, deferring or preventing a change of control of the Company. The Company has no present plans to issue any additional shares of Preferred Stock. See "Risk Factors--Effect of Anti-Takeover Provisions."

         Each outstanding share of the Convertible Preferred Stock shall be entitled to vote on each matter on which the stockholders of the Company shall be entitled to vote, and each holder of




                                       53






Convertible Preferred Stock shall have the voting rights equal to the number of shares of Common Stock such Convertible Preferred Stock is convertible into on the record date of any matter to be voted on by the stockholders of the Company. The holders of the Convertible Preferred Stock shall have neither preemptive rights to acquire additional shares of the stock of the Company nor the right to cumulate their shares for the purpose of electing directors of the Company, or for any other purpose. The Board of Directors may cause dividends to be paid to holders of shares of the Convertible Preferred Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Convertible Preferred Stock shall be paid at the same rate and in the same manner as the Common Stock.


         Each share of the Convertible Preferred Stock is convertible into Common Stock at the option of the holders thereof. At an assumed initial public offering price of $12.00 per share, the 45,684 shares of Convertible Preferred Stock issued to Palomar upon the closing shall be convertible into 304,560 share of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, then, before any distribution or payment shall be made to or set apart for the holders of Common Stock, the holders of the Convertible Preferred Stock shall be entitled to receive a liquidation preference of $100.00 per share plus, in the case of each share, an amount equal to any dividend declared but unpaid thereon. A merger or consolidation of the Company into or with any other corporation, a merger of any other corporation into the Company, or a sale, lease, exchange, transfer or similar disposition by the Company in one or a series of related transactions of all or substantially all of its assets may be deemed a liquidation, dissolution or winding up of the Company and in such case, the holders of the Convertible Preferred Stock shall be entitled to receive the liquidation preference described above.


DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years did own) 15% or more of the corporation's voting stock. The Company may elect not to be governed by Section 203 by means of an amendment to the Company's Restated Charter or By-Laws which has been approved by stockholders holding a majority of its outstanding voting securities.


         The Restated Charter provides for a classified Board of Directors, that vacancies on the Board shall be filled solely by the remaining directors, and that stockholders may remove a director only for cause. The Restated Charter also provides that stockholders action may be taken only by a vote at a meeting of stockholders and not by written consent in lieu of a meeting and that special meetings of stockholders may only be called by the Board or the President.

         Finally, the Restated Charter provides that none of its provisions may be amended except by the vote of two-thirds of the outstanding voting shares unless such amendment has been proposed and declared advisable by the Board.

         The foregoing provisions may discourage unsolicited takeover attempts. The Company believes that the potential benefits of encouraging persons seeking to acquire control of the Company to negotiate with the Company outweigh the potential disadvantages of discouraging such proposals.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Company's Common Stock is The First National Bank of Boston.




                                       54






                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon the closing of the Offering, the Company will have an aggregate of 9,200,000 shares of Common Stock outstanding, assuming no exercise of the Underwriters' over-allotment option and no exercise of outstanding options to purchase Common Stock. All of these shares, including the 2,500,000 shares sold in the Offering, are freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act").


         Also, as of December 31, 1996, the date of this Prospectus, employees and directors of the Company hold options exercisable for the acquisition of 3,055,920 shares of Common Stock (27.5% of which were exercisable as of December 31, 1996), at an average weighted exercise price of $0.51 a share. In addition, certain employees and directors of the Company shall be granted options upon the effectiveness of the Offering exercisable for an aggregate of 800,000 shares of Common Stock at an exercise price equal to the initial public offering price. Shares acquired upon exercise of options held by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Rule 144"), may generally only be sold in compliance with the limitations of Rule 144 described below. In addition to the 6,200,000 shares of Common Stock held by Palomar which have been registered under the Registration Statement of which this Prospectus is a part, Palomar, upon the closing of the Offering, will also hold 45,684 shares of Convertible Preferred Stock which would be convertible into 304,563 shares of Common Stock, assuming an initial public offering price of $12.00 per share. See "Certain Transactions."


         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for at least two years is entitled to sell, by means of a broken transaction, within any three-month period commencing 90 days after the effective date of the Offering (the "Effective Date"), a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock (approximately 92,000 shares immediately after the Offering) or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to certain restrictions. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least three years would be entitled to sell such shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate of the Company, such stockholder's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate. The Securities and Exchange Commission has proposed an amendment to Rule 144 which would reduce the holding period required for shares subject to Rule 144 to become eligible for sale in the public market from two years to one year and from three years to two years in the case of Rule 144(k). Although Palomar is an affiliate of the Company, because it has registered such shares under the Registration Statement of which this Prospectus is a part, the volume and other limitations of Rule 144 are not applicable to the sale of such registered shares.

         Prior to the Offering, there has been no public market for the Common Stock. No prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. The Company is unable to estimate the number of shares that may be sold in the public market pursuant to Rule 144, since this will depend on the market price of the Common Stock, the personal circumstances of the sellers and other factors. Nevertheless, sales of significant amounts of the Common Stock in the public market could adversely affect the market price of the Company's Common Stock and could impair the Company's ability to raise capital through an offering of its equity securities.

         As of the Effective Date, the Company intends to file a Form S-8 registration statement under the Securities Act to register all shares of Common Stock issuable under the Company's 1995 Stock Option Plan, the Director Plan and the Stock Purchase Plan (collectively, the "Stock Plans"). See




                                       55






"Management--Stock Plans." Such registration statement is expected to be become effective immediately upon filing, and shares covered by that registration statement will thereupon be eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates, and the "lock-up" agreements described in the next paragraph.


         All directors and executive officers of the Company, who will hold upon closing of the Offering in the aggregate options exercisable for 3,430,000 shares (30.1% of which were exercisable as of December 31, 1996) shares of Common Stock, have agreed, pursuant to agreements with Sands Brothers & Co., Ltd, who is acting as the representative for the several Underwriters (the "Representative"), that they will not, without the prior written consent of the Representative, sell or otherwise dispose of any shares of Common Stock or options to acquire shares of Common Stock during the 180-day period following the Effective Date.


         Prior to the Offering, there has not been any public market for the Common Stock of the Company. Further sales of substantial amounts of Common Stock in the open market may adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through the sale of its equity securities.

                                  UNDERWRITING

          Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, for whom Sands Brothers & Co., Ltd. is acting as the Representative, and each of the Underwriters has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite its name below.

                                                              Number
              Underwriter                                     of Shares
              -----------                                     ---------

              Sands Brothers & Co., Ltd. ....................









              Total...........................................2,500,000


         The Underwriters have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase all of the shares of Common Stock offered hereby if any of such securities are purchased.

         The Underwriters have advised the Company that they propose to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus. The Underwriters may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD") concessions, not in excess of $_____ per share of Common Stock, of which not in excess of $_____ per share of Common Stock may be reallowed to other dealers which are members of the NASD.




                                       56






         The Company has granted to the Underwriters an option, exercisable within 45 days from the date of this Prospectus, to purchase up to 375,000 additional shares of Common Stock at the public offering price set forth on the cover page of this Prospectus, less the underwriting discounts and commissions. The Underwriters may exercise this option in whole or, from time to time in part, solely for the purpose of covering over-allotments, if any, made in connection with the sale of shares of Common Stock offered hereby.

         The Company has agreed to pay the Representative a non-accountable expense allowance of 2% of the gross proceeds of this offering, of which $50,000 of which has been paid to date. The Company has also agreed to pay all expenses in connection with qualifying the shares of Common Stock offered hereby for sale under the laws of such states as the Underwriters may designate, including expenses of counsel retained for such purpose by the Underwriters.


         The Company has agreed to sell to the Representative or its designees, for nominal consideration, warrants (the "Representative's Warrants") to purchase up to 250,000 shares of Common Stock at an exercise price of $_____ per share (120% of the initial public offering price). The Representative's Warrants may not be exercised or transferred for one year from the date of this Prospectus, except to the officers or shareholders of the Representative or members of the selling group, and are exercisable during the four year period commencing on the first anniversary date of this Prospectus (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Representative's Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Company's Common Stock. To the extent that the Representative's Warrants are exercised, dilution to the interests of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Representative's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Representative's Warrants. Any profit realized by the Representative on the sale of the Representative's Warrants or the underlying shares of Common Stock may be deemed additional underwriting compensation. The Representative's Warrants contain provisions providing for the adjustment of the exercise price upon the occurrence of certain events, including reclassifications, dividends, splits and other similar events. Subject to certain limitations and exclusions, the Company has agreed, at the request of the holders of a majority of the Representative's Warrants, at the Company's expense, to register the Representative's Warrants and the shares underlying the Representative's Warrants under the Securities Act on one occasion during the Warrant Exercise Term and to include the Representative's Warrants and all such underlying shares in any appropriate registration statement which is filed by the Company during the five years following the date of this Prospectus.


         The Company and its greater than five percent stockholders have granted the Representative a three-year right of first refusal to underwrite or place any public or private sale of debt or equity securities (excluding sales to employees) of the Company, any subsidiary or successor to the Company, subject to certain limited exceptions. The foregoing right of first refusal, however, shall not apply to Company directed private placement transactions of up to $5 million. Additionally, in the context of a contemplated offering of the Company's securities by a "Bulge Bracket Underwriter" or a top tier technology underwriter, the Company shall satisfy its right of first refusal obligations to the Representative if the Company utilizes its best efforts to cause the Representative to participate in such offering as a co-manager.


         The Company has also agreed, for a period commencing the date of this Prospectus and expiring upon the earlier of (i) three (3) years from the date of this Prospectus or (ii) such time in which the Company consummates an underwritten secondary equity public offering, to nominate and use its best efforts to elect a designee of the Representative as a member of or, at the Representative's option, as



                                       57






a non-voting advisor to the Board of Directors of the Company. As of the date of this Prospectus, the Representative has not yet exercised its right to designate such person.

         All of the Company's executive officers and directors have agreed not to sell or dispose of any securities of the Company for a period of six months following the date of this Prospectus, without obtaining the prior written approval of the Representative.

         The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

         Prior to this offering, there has been no public trading market for the Common Stock. Consequently, the initial public offering price of the Common Stock has been determined by negotiations between the Company and the Representative. Among the factors considered in determining the offering price were the Company's financial conditions and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in activities similar to those of the Company and the general conditions of the securities markets.


                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Littman Krooks Roth & Ball P.C., New York, New York.


                                     EXPERTS

         The financial statements included in this Prospectus or elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report and are included herein upon the authority of said firm as experts in giving said reports.


                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules filed therewith, may be inspected without charge at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 10048. Copies of the Registration Statement may be obtained from the Commission from its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C.
20549, upon payment of prescribed fees. The Registration Statement is also available on the Commission site on the World Wide Web at http://www.sec.gov.




                                       58






         The Company intends to distribute to its stockholders annual reports containing financial statements audited by its independent accountants and will make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited financial statements.

                                   TRADEMARKS


         The  Company's  logo,   Cross-Processor   Architecture,   Nexar,  Nexar
Technologies, NEXAR XPA and XPA are trademarks of the Company. This Prospectus also includes trademarks of companies other than the Company.





                                       59









                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




                                                                                                  PAGE
                                                                                                  ----


Report of Independent Public Accountants.......................................................   F-2


Consolidated Balance Sheets as of December 31, 1995, September 30, 1996 and
     Pro forma as of September 30, 1996 (unaudited)............................................   F-3


Consolidated Statements of Operations for the period from inception (March 7, 1995)
     to December 31, 1995 and for the Nine Months Ended September 30, 1996......................  F-4


Consolidated  Statements of  Stockholder's  (Deficit) Equity for the period from inception  (March 7, 1995) to  December  31,  1995 and for the Nine  Months
     Ended September 30, 1996...................................................................  F-5


Consolidated Statements of Cash Flows for the period from inception (March 7, 1995)
     to December 31, 1995 and for the Nine Months Ended September 30, 1996......................  F-6


Notes to Consolidated Financial Statements .....................................................  F-7






                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Nexar Technologies, Inc.:

We have audited the accompanying consolidated balance sheets of Nexar Technologies, Inc. (a Delaware corporation and wholly owned subsidiary of Palomar Medical Technologies, Inc.) and subsidiary as of December 31, 1995 and September 30, 1996, and the related consolidated statements of operations, stockholder's (deficit) equity and cash flows for the period from inception (March 7, 1995) to December 31, 1995 and for the nine months ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexar Technologies, Inc. and subsidiary as of December 31, 1995 and September 30, 1996, and the results of their operations and their cash flows for the period from inception (March 7, 1995) to December 31, 1995 and for the nine months ended September 30, 1996, in conformity with generally accepted accounting principles.




                                              /s/ ARTHUR ANDERSEN LLP



Boston, Massachusetts
October 14, 1996 (Except with respect to the matters discussed in notes 2,4 and 7(d), as to which the date is December 19, 1996).



                                      F-2




                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                                                                     SEPTEMBER 30, 1996
                                                                            DECEMBER 31,
                                                                                1995             ACTUAL          PRO FORMA
CURRENT ASSETS:                                                                                                 (UNAUDITED)
   Cash                                                                    $       980,618  $     8,147,918   $     8,147,918
   Accounts receivable, net of allowance for doubtful accounts of
     $12,000 and $60,000, respectively                                             327,471        8,149,422         8,149,422
   Inventories                                                                       8,432        2,992,698         2,992,698
   Prepaid expenses and other current assets                                        52,150          183,550           183,550
                                                                           ---------------  ---------------   ---------------

         Total current assets                                                    1,368,671       19,473,588        19,473,588
                                                                           ---------------  ---------------   ---------------

PROPERTY AND EQUIPMENT, NET                                                        100,674          216,819           216,819
                                                                           ---------------  ---------------   ---------------

OTHER ASSETS                                                                             -          492,911           492,911
                                                                           ---------------  ---------------   ---------------

                                                                           $     1,469,345  $    20,183,318   $    20,183,318
                                                                           ===============  ===============   ===============

                 LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                        $       178,154  $     4,804,378   $     4,804,378
   Accrued expenses                                                                609,333        1,052,547         1,052,547
                                                                           ---------------  ---------------   ---------------

         Total current liabilities                                                 787,487        5,856,925         5,856,925
                                                                           ---------------  ---------------   ---------------

DUE TO RELATED PARTIES                                                           2,942,892       19,568,449         5,000,000
                                                                           ---------------  ---------------   ---------------

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDER'S (DEFICIT) EQUITY:
   Preferred Stock, $.01 par value-
     Authorized-10,000,000 shares
     Issued and Outstanding-none at December 31, 1995 and September 30,
     1996 and 45,684 shares pro forma                                                    -                 -              457
   Common stock, $.01 par value-
     Authorized-30,000,000 shares
     Issued and outstanding-4,800,000 shares at December 31, 1995
       and September 30, 1996 and 6,700,000 shares pro forma                        48,000           48,000            67,000
   Additional paid-in-capital                                                      (47,600)         (47,600)       14,501,392
   Accumulated deficit                                                          (2,261,434)      (5,242,456)       (5,242,456)
                                                                           ---------------- ----------------  ----------------

         Total stockholder's (deficit) equity                                   (2,261,034)      (5,242,056)        9,326,393
                                                                           ---------------  ----------------  ---------------

                                                                           $     1,469,345  $    20,183,318   $    20,183,318
                                                                           ===============  ===============   ===============

                               The accompanying notes are an integral part of these consolidated financial statements.



                                      F-3






                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                               PERIOD FROM
                                                                           INCEPTION (MARCH 7,   NINE MONTHS ENDED
                                                                                 1995) TO          SEPTEMBER 30,
                                                                            DECEMBER 31, 1995          1996

NET REVENUES                                                               $       619,629      $    11,341,426

COST OF REVENUES                                                                   574,611            9,338,342
                                                                           ---------------      ---------------

    Gross profit                                                                    45,018            2,003,084
                                                                           ---------------      ---------------

OPERATING EXPENSES:
   Research  and development                                                       104,383              301,007
  Selling and marketing                                                            581,482            2,987,211
   General and administrative                                                    1,620,587            1,695,888
                                                                           ---------------      ---------------


    Total operating expenses                                                     2,306,452            4,984,106
                                                                           ---------------      ---------------

    Net loss                                                               $    (2,261,434)     $    (2,981,022)
                                                                           ===============      ================

PRO FORMA NET LOSS PER COMMON AND COMMON EQUIVALENT SHARE (Note 3)             $  (0.27)            $  (0.35)
                                                                               =========            =========

PRO FORMA WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING (Note 3)                                           8,421,838           8,421,838
                                                                           ===============      ==============


                               The accompanying notes are an integral part of these consolidated financial statements.




                                      F-4






                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENTS OF STOCKHOLDER'S (DEFICIT) EQUITY



                                                    COMMON STOCK                                                          TOTAL
                                              NUMBER             $.01            ADDITIONAL        ACCUMULATED       STOCKHOLDER'S
                                            OF SHARES         PAR VALUE       PAID-IN-CAPITAL        DEFICIT       (DEFICIT) EQUITY

INITIAL ISSUANCE OF COMMON STOCK ON            4,800,000    $       48,000    $      (47,600)     $            -    $          400
MARCH 7, 1995

     Net loss                                          -                 -                 -          (2,261,434)       (2,261,434)
                                         ---------------   ---------------   ---------------     ----------------  ----------------
BALANCE, DECEMBER 31, 1995                     4,800,000            48,000           (47,600)         (2,261,434)       (2,261,034)

     Net loss                                          -                 -                 -          (2,981,022)       (2,981,022)
                                         ---------------   ---------------   ---------------     ----------------  ----------------
BALANCE, SEPTEMBER 30, 1996                    4,800,000    $       48,000    $      (47,600)     $   (5,242,456)   $   (5,242,056)
                                         ===============    ==============    ===============     ===============   ===============

                  The accompanying notes are an integral part of these consolidated financial statements.




                                      F-5



                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       PERIOD FROM
                                                                                        INCEPTION        NINE MONTHS
                                                                                     (MARCH 7, 1995)        ENDED
                                                                                     TO DECEMBER 31,    SEPTEMBER 30,
                                                                                           1995              1996

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                          $   (2,261,434)   $    (2,981,022)
   Adjustments to reconcile net loss to net cash used in operating activities-
     Depreciation and amortization                                                            2,119             18,090
     Changes in current assets and liabilities-
       Accounts receivable                                                                 (327,471)        (7,821,951)
       Inventories                                                                           (8,432)        (2,984,266)
       Prepaid expenses and other current assets                                            (52,150)          (131,400)
       Accounts payable                                                                     178,154          4,626,224
       Accrued expenses                                                                     609,333            210,213
                                                                                    ---------------    ---------------

              Net cash used in operating activities                                      (1,859,881)        (9,064,112)
                                                                                    ---------------    ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                     (102,793)          (134,235)
   Increase in other assets                                                                       -            (90,910)
                                                                                    ---------------    ----------------

              Net cash used in investing activities                                        (102,793)          (225,145)
                                                                                    ----------------   ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from initial issuance of common stock                                               400                  -
   Proceeds from related parties                                                          2,942,892         16,456,557
                                                                                    ---------------    ---------------

              Net cash provided by financing activities                                   2,943,292         16,456,557
                                                                                    ---------------    ---------------

NET INCREASE IN CASH                                                                        980,618          7,167,300

CASH, BEGINNING OF PERIOD                                                                         -            980,618
                                                                                    ---------------    ---------------

CASH, END OF PERIOD                                                                  $      980,618    $     8,147,918
                                                                                     ==============    ===============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
      Deferred offering costs                                                        $            -     $      402,001
                                                                                     ==============     ==============

           The accompanying notes are an integral part of these consolidated financial statements.




                                      F-6





                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)    OPERATIONS


       Nexar Technologies, Inc. (the Company or Nexar) is in its early stages and manufactures, markets and sells personal computers with an unconventional circuit board design that enables end users to easily upgrade and replace the microprocessor, memory and hard drive components. The Company markets its products through multiple channels of distribution.


       The Company's personal computers are in the early stage of product development, and as such, success of future operations is subject to a number of risks similar to those of other companies in the same stage of development. Principal among these risks are the successful development and marketing of its products, short product life cycles, reliance on a single customer, the need to achieve profitable operations, intense competition from substitute products and significantly larger companies, the need to obtain adequate financing to fund future operations and dependence on key individuals.

(2)    RELATIONSHIP  WITH  PALOMAR  MEDICAL   TECHNOLOGIES,   INC.  AND  PALOMAR
       ELECTRONICS CORPORATION


       Nexar Technologies, Inc. was incorporated in Delaware on March 7, 1995. The Company is a majority owned subsidiary of Palomar Electronics Corporation (PEC). PEC is a wholly owned subsidiary of Palomar Medical Technologies Inc. (Palomar).


       Palomar and PEC have funded all of the Company's operations to date. The total amount of funds provided by Palomar and PEC has been $17,543,449 and $2,025,000, respectively, through September 30, 1996. The weighted average balances of these contributions were approximately $767,000 and $6,496,000 for the periods ended December 31, 1995 and September 30, 1996, respectively. All of these loans have been non-interest-bearing. On December 19, 1996 the Company entered into an agreement with Palomar, whereby $10,000,000 of advances from Palomar and PEC will be converted into 1,900,000 shares of the Company's common stock upon the closing of the proposed initial public offering contemplated herein. In addition, by an agreement between the Company, its underwriters and Palomar, 1,200,000 of these shares will be held in escrow subject to a contingent repurchase right of the Company, at a nominal price per share, and will only be released upon the attainment of certain revenue, net income and stock price milestones, as defined. See Notes 3(a) and (b). The Company has also agreed to repay Palomar $5,000,000 upon the closing of the proposed initial public offering contemplated herein, and convert $4,568,449 due to Palomar and PEC into 45,684 shares of Convertible Preferred Stock.


       The pro forma balance sheet at September 30, 1996 reflects the conversion of $10,000,000 of amounts owed to Palomar and PEC, into 1,900,000 shares of the Company's common stock and the conversion of $4,568,449 due to Palomar and PEC into 45,684 shares of Convertible Preferred Stock.



                                      F-7


                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)



(2)    RELATIONSHIP  WITH  PALOMAR  MEDICAL   TECHNOLOGIES,   INC.  AND  PALOMAR
       ELECTRONICS CORPORATION (Continued)

       The accompanying consolidated financial statements include the assets, liabilities, income and expenses of the Company as included in Palomar's consolidated financial statements, but do not include PEC's general corporate debt, which is used to finance operations of all of PEC's respective business segments, or an allocation of PEC's interest expense.

       Palomar has incurred certain general and administrative expenses on behalf of Nexar, totaling approximately $100,000 and $128,000 for the period from inception (March 7, 1995) to December 31, 1995 and for the nine months ended September 30, 1996, respectively. These expenses have been reflected in the historical consolidated financial statements of Nexar for the respective periods. Management believes the method for allocating expenses is reasonable and approximates the cost on a standalone basis.

       Included in accounts receivable in the accompanying consolidated balance sheet at September 30, 1996 is approximately $105,000 due from Palomar for product purchases. There was no amount due from Palomar at December 31, 1995.

       Palomar has issued guarantees to several vendors of the Company for payment of trade payables on behalf of the Company. The total amount guaranteed by Palomar at September 30, 1996 was approximately $1,800,000.

       In 1995, as part of the Company's organization, the Company agreed to settle a complaint brought against the Company and its Chief Executive Officer. As part of the settlement, the Company was required to pay $525,000 and Palomar agreed to issue warrants to purchase 108,000 shares of Palomar's common stock at $5.00 per share, the fair value of Palomar common stock at that date. This warrant had minimal value. The Company recorded the $525,000 as a general and administrative expense, which is included in operating expenses in the accompanying consolidated statement of operations for the period ended December 31, 1995.


(3)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The   accompanying   consolidated   financial   statements   reflect  the
       application of certain accounting policies described below and elsewhere in the accompanying notes to consolidated financial statements.



                                      F-8





                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)



(3)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

       (a)    Unaudited Pro Forma Presentation

              The unaudited pro forma consolidated balance sheet as of September 30, 1996, reflects the conversion of $10,000,000 due to Palomar and PEC into 1,900,000 shares of the Company's common stock and the conversion of $4,568,449 due to Palomar and PEC into 45,684 shares of Convertible Preferred Stock In connection with this conversion of amounts due to related parties, by agreement between Palomar, the Company and its underwriters, 1,200,000 of the common shares will be held in escrow and only be released to Palomar based upon the Company's achievement of certain revenue, net income and stock price milestones, as defined, through December 31, 2000.

       (b)    Pro Forma Net Loss per Common and Common Equivalent Share


              Pro forma net loss per common and common equivalent share for the period from inception (March 7, 1995 to December 31, 1995) and for the nine months ended September 30, 1996 is computed by dividing the net loss by the pro forma weighted average number of common and common equivalent shares outstanding during the period. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, and Accounting Principles Board Opinion No. 15 , the pro forma weighted average number of common and common equivalent shares outstanding assumes the conversion of $10,000,000 due to Palomar into 700,000 shares of the Company's common stock (excluding 1,200,000 shares of common stock subject to a contingent repurchase right of the Company at a nominal price per share and will only be released upon the attainment of certain revenues net income and stock price milestones, as defined, in an agreement between Palomar, the Company and its underwriters), and assumes that all common stock and common stock equivalents issued within 12 months prior to the registration statement related to the Company's anticipated initial public offering have been included in the calculation, using the treasury stock method, as if they were outstanding for all periods immediately preceding the initial public offering. Options issued more than 12 months prior to this Registration Statement have not been included as their effect would be anti-dilutive. Historical net loss per share has not been presented as such information is not considered to be relevant or meaningful.


       (c)    Principles of Consolidation

              The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Intelesys Corporation (a Delaware Corporation). All significant intercompany balances and transactions have been eliminated in consolidation.



                                      F-9






                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)




(3)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

       (d)    Use of Estimates in the Preparation of the Financial Statements

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (e)    Revenue Recognition

              The Company recognizes product revenue upon shipment. The Company has established programs which, under specified conditions, provide price protection and or enable customers to return products. The effects of these programs are estimated and current period revenues and cost of revenues are reduced accordingly. This is standard industry practice and no other contingencies exist relating to these programs. Provisions are made at the time of sale for any applicable warranty costs expected to be incurred.


              During the period ended September 30, 1996, the Company recognized revenue totaling approximately $2,500,000 for products, whose title passed to a customer and such customer instructed the Company to hold the product at its manufacturing facility on the customer's behalf. Included in accounts receivable at September 30, 1996 is approximately $2,500,000 due from this customer.




       (f)    Inventories

              Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following:

                                              DECEMBER 31,      SEPTEMBER 30,
                                                 1995               1996

        Raw materials                       $        8,432    $    2,197,770
        Work-in-process                                  -           104,901
        Finished goods                                   -           690,027
                                           ---------------   ---------------
                                            $        8,432    $    2,992,698
                                            ==============    ==============

              Work-in-process   and  finished  goods   inventories   consist  of
material, labor and manufacturing overhead.



                                      F-10






                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)




(3)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       (g)        Depreciation and Amortization

              Property and equipment are stated at cost. The Company provides for depreciation and amortization on property and equipment using the straight-line method by charges to operations that allocate the cost of assets over their estimated useful lives. The cost of property and equipment and their estimated useful lives are summarized as follows:

                                                           ESTIMATED USEFUL     DECEMBER 31,    SEPTEMBER 30,
                         ASSET CLASSIFICATION                    LIFE              1995            1996

              Machinery and equipment                               5 Years      $   102,093      $   150,893
              Computer equipment                                    5 Years              700           52,385
              Leasehold improvements                          Life of lease                -           33,750
                                                                              --------------   --------------

                                                                                     102,793          237,028

              Less--Accumulated depreciation and
              amortization                                                             2,119           20,209
                                                                              --------------   --------------

                                                                                 $   100,674      $   216,819
                                                                                 ===========      ===========



                                      F-11








                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)




(3)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


       (h)    Other Assets

              As of September 30, 1996, the Company has incurred costs of approximately $402,000 in connection with the proposed initial public offering of the Company's common stock, contemplated herein. These costs have been deferred and are included in other assets in the accompanying September 30, 1996 consolidated balance sheet. Upon consummation of the proposed initial public offering, the deferred offering costs will be charged to stockholder's (deficit) equity as a reduction of the gross proceeds.


       (i)    Concentration of Credit Risk

              Statement  of  Financial  Accounting  Standards  (SFAS)  No.  105,
              Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk, requires disclosures of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentration of credit risk such as foreign currency exchange contracts, options contracts or other foreign hedging arrangements. The Company's accounts receivable credit risk is limited to three customers for the period from inception (March 7, 1995) to December 31, 1995 who accounted for approximately $440,000 of total revenues and approximately $275,000 of accounts receivable at December 31, 1995, and one customer for the nine months ended September 30, 1996, who represented approximately $8,432,000 of total revenues and approximately $6,082,000 of accounts receivable at September 30, 1996. To reduce risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. The Company maintains an allowance for potential credit losses. During the period ended September 30, 1996, the Company sold approximately $430,000 of product to a company owned by a current officer and former officer of Nexar. The Company collected $211,000 of this amount and wrote off the remaining balance, approximately, $219,000, as uncollectible during the nine months ended September 30, 1996. The Company has not experienced any other significant losses related to individual customers or groups of customers in any particular industry or geographic area.

       (j)    Financial Instruments

              The estimated fair value of the Company's financial instruments, which include cash, accounts receivable, accounts payable and amounts due to related parties, approximates their carrying value.



                                      F-12








                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)



(3)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


       (k)    Research  and Development Expenses

              The  Company  charges   research  and   development   expenses  to
              operations as incurred.

       (l)    New Accounting Standard

              The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which is effective for fiscal years beginning after December 15, 1995. SFAS No. 123 establishes a fair-value-based method of accounting for stock-based compensation plans. The Company has adopted the disclosure only alternative under SFAS No. 123, which requires disclosure of the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted, as well as certain other information.


                                      F-13





                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)



(3)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       (l)    New Accounting Standard (Continued)



              The Company has computed the pro forma disclosures required under SFAS No. 123 for all stock options granted as of September 30, 1996 using the Black-Scholes option pricing model prescribed by SFAS No. 123.

              The assumptions used for the period from inception (March 7, 1995) to December 31, 1995 and for the period ending September 30, 1996 and the weighted average information as of September 30, 1996 are as follows:


                                                  PERIOD FROM INCEPTION
                                                   (MARCH 7, 1995) TO          NINE MONTHS ENDED
                                                    DECEMBER 31, 1995          SEPTEMBER 30, 1996

             Risk free interest rate............         6.11%                      5.74%
             Expected dividend yield............           -                          -
             Expected lives.....................        5 years                    5 years
             Expected volatility................          51%                        51%


             Weighted average grant-date fair
             value of options granted during the
             period.............................        $0.001                     $0.12
             Weighted-average exercise price....           -                       $0.12
             Weighted-average remaining
             contractual life of options
             outstanding........................           -                     4.36 years
             Weighted average exercise price
             for 1,059,387 options exercisable..           -                       $0.025

           The effect of applying SFAS No. 123 would be as follows:


                                                  PERIOD FROM INCEPTION
                                                   (MARCH 7, 1995) TO          NINE MONTHS ENDED
                                                    DECEMBER 31, 1995          SEPTEMBER 30, 1996

             Pro forma net loss..................       $(2,261,434)                $(2,997,092)
             Pro forma net loss per share........           $(0.27)                     $(0.36)









                                      F-14





                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)



 (4)   STOCKHOLDER'S (DEFICIT) EQUITY

       (a)    Recapitalization


              On December 18, 1996, the Company amended its Certificate of Incorporation increasing the number of authorized shares of the Company's capital stock to 40,000,000, of which 30,000,000 shares are designated as common stock, $.01 par value, and 10,000,000 shares are designated as preferred stock, $.01 par value, and also declared a 120-for-1 stock split of the Company's common stock, effected in the form of a stock dividend. This stock split has been retroactively reflected in the accompanying consolidated financial statements and notes to consolidated financial statements for all periods presented.

              On December 19, 1996, the Board of Directors approved the issuance of up to 45,684 shares of Convertible Preferred Stock, effective on the closing of the initial public offering contemplated herein. The Convertible Preferred Stock will be entitled to voting rights equal to the number of common shares into which the preferred stock may be converted. The Convertible Preferred Stock will be convertible into common shares at the option of the holder thereof at a price based on the initial public offering price. The holder of the Convertible Preferred Stock will be able to convert each share of Convertible Preferred Stock into 6.67 shares of common stock based on an assumed initial public offering price of $12.00 per share. The Convertible Preferred Shares also have a preference upon liquidation.



        (b)   Stock Option Plans

              In August 1995 the Company established its 1995 Stock Option Plan (the Plan) that provides for the issuance of a maximum of 4,800,000 shares of common stock, which may be issued as incentive stock options (ISOs) or nonqualified stock options. Under the terms of the Plan, ISOs may not be granted at less than the fair market value on the date of grant. ISO grants to holders of 10% or more of the combined voting power of all classes of Company stock must be granted at an exercise price of 110% of the fair market value at the date of grant. Pursuant to the Plan, options are generally exercisable at varying dates over one to three years as determined by the Board of Directors and must have terms not to exceed 10 years (five years for 10% or greater stockholders).



                                      F-15







                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)


 (4)   STOCKHOLDER'S (DEFICIT) EQUITY (Continued)

       (b)    Stock Option Plans (continued)

              The following  table  summarizes  stock option  activity under the
              Plan:

                                                            NUMBER                 EXERCISE
                                                           OF SHARES                PRICE

                Inception, March 7, 1995                            -                      $-
                     Granted                                     20,640                     -
                                                      -------------------- -------------------------

                Balance, December 31, 1995                       20,640                    $-
                     Granted                                  3,296,840           $.0025-$4.25
                                                      -------------------- -------------------------

                Balance, September 30, 1996                   3,317,480           $.0025-$4.25
                                                      ==================== =========================

                Exercisable, September 30, 1996               1,059,387           $.0025-$4.25
                                                      ==================== =========================



       In October 1996, the Company granted options to purchase 100,000 shares of Common Stock, to an officer at an exercise price of $10.00 per share. On December 19, 1996 the Board of Directors approved the issuance of stock options to purchase 800,000 shares of the Company's common stock at the initial public offering price upon the effectivity of the proposed initial public offering price to certain employees, directors and officers of Palomar and the Company. These stock options vest over a five year period, or earlier, upon the achievement of certain revenue, net income and stock price milestones, as defined, through December 31, 2000.




                                      F-16







                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)



(4)    STOCKHOLDER'S (DEFICIT) EQUITY (Continued)

       (b)    Stock Option Plans (continued)

       On December 18, 1996, the Director Plan was adopted by the Board of Directors. The Director Plan will become effective upon the closing of the proposed initial public offering. Under the terms of the Director Plan, options (the Initial Options) to purchase 15,000 shares of common stock will be granted to each person who becomes a non-employee director after the closing date of the proposed initial public offering and who is not otherwise affiliated with the Company, effective as of the date of election to the Board of Directors. The Initial Options will vest in equal annual installments over three years after the date of grant. In addition, each non-employee director will receive options to purchase 10,000 shares (Annual Options) on the date of each annual meeting of the Company's stockholders held after the closing of the initial public offering. The Annual Options will vest one year from the date. A total of 100,000 shares of common stock may be issued upon the exercise of stock options granted under the Director Plan. Unless sooner terminated pursuant to its terms, the Director Plan will terminate in December 2006.

       (c)    Employee Stock Purchase Plan

       On December 19, 1996, the Company's Board of Directors adopted the Company's 1996 Employee Stock Purchase Plan (the Purchase Plan). The Purchase Plan will become effective upon the closing of the proposed initial public offering and authorizes the issuance of up to a total of 200,000 shares of Common Stock to participating employees.

       (d)    Underwriter's Warrant

       In connection with the proposed initial public offering contemplated herein, the Company will sell to the underwriter, for $100, warrants to purchase 250,000 shares of the Company's common stock at a price equal to 120% of the initial public offering price per share.

(5)    INCOME TAXES

       The Company and Palomar file a consolidated income tax return. The consolidated tax return reflected net operating losses for the year ended December 31, 1995. If Palomar's equity ownership drops below 80%, which is anticipated to occur upon the completion of the proposed initial public offering, the Company will file its own income tax return.

       The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, on a separate Company basis. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the differences between the financial statement and income tax bases of assets and liabilities using currently enacted tax rates. Deferred income tax expenses or credits are based on changes in the assets or liability from period to period.



                                      F-17







                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)



(5)    INCOME TAXES (Continued)

       Through September 30, 1996, the Company had generated net operating loss carryforwards for federal and state income tax purposes of approximately $4,976,000 which expire through 2011. The Company also has certain tax credits available to offset future federal and statement income taxes, if any. Net operating loss carryforwards and credits are subject to review and possible adjustment by the Internal Revenue Service and may be limited in the event of certain cumulative changes in ownership interests of significant stockholders over a three-year period in excess of 50%, as defined. The Company may experience a change in ownership in excess of 50% upon completion of the proposed initial public offering, contemplated herein. The Company does not believe that these changes in ownership will significantly impact the Company's ability to utilize its net operating loss carryforwards.

       The approximate income tax effect of each type of temporary difference and carryforward is as follows:

                                                                DECEMBER 31,              SEPTEMBER 30,
                                                                     1995                       1996

       Net operating loss carryforwards                         $  830,000                $ 2,004,000
       Other temporary differences                                  75,000                     86,000
                                                                -----------               ------------

                                                                   905,000                  2,090,000
       Valuation allowance                                        (905,000)                (2,090,000)
                                                                ------------               -----------
                                                                $       -                $        -
                                                               =============             =============


       Under SFAS No. 109, the Company cannot recognize a deferred tax asset for the future benefit of the net operating loss carryforwards unless it concludes that it is "more likely than not" that the deferred tax asset would be realized. Due to its early stage of development and history of operating losses, the Company has recorded a full valuation allowance against its otherwise recognizable deferred tax asset.


                                      F-18






                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)


(6)    ACCRUED EXPENSES

       Accrued expenses consist of the following:

                                                      DECEMBER 31,      SEPTEMBER 30,
                                                          1995              1996

       Accrued payroll and related costs              $      51,452    $     252,678
       Accrued settlement costs                             500,000                -
       Other accrued expenses                                57,881          799,869
                                                    ---------------  ---------------

                Total                                 $     609,333    $   1,052,547
                                                      =============    =============


 (7)   COMMITMENTS AND CONTINGENCIES

        (a)   Operating Leases

              The Company leases its corporate office and manufacturing facility under operating lease arrangements expiring through August 2001. The Company also leases certain equipment under operating leases expiring through September 2000.

              Future minimum lease payments under all operating leases at September 30, 1996 are as follows:

                      Fiscal Year Ended                  Amount
                      -----------------                  ------
                      1996, 3 months remaining           $   100,000
                      1997                                   418,000
                      1998                                   450,000
                      1999                                   453,000
                      2000                                   506,000
                      2001                                   352,000
                                                      --------------
                                                        $  2,282,000
                                                        ============

              Rent expense related to all operating leases was approximately $85,000 and $88,000 for the period from inception (March 7, 1995) to December 31, 1995 and the nine months ended September 30, 1996, respectively.




                                      F-19








                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)



(7)    COMMITMENTS AND CONTINGENCIES (Continued)

       (b)    License Agreements


              In August 1995, the Company entered into a license agreement with Technovation Computer Labs, Inc. (Licensor). The Licensor is affiliated with a former officer of the Company. The license agreement gives Nexar the right to manufacture, sell and use a system designed by the Licensor, which allows external replacement of certain component parts. In exchange for these rights, the Company pays a royalty on each unit sold, as defined. The term of the agreement is for five years (three years on an exclusive basis), renewable for an additional five-year period at the option of the Company. For the nine months ended September 30, 1996 and for the period from inception (March 7, 1995) to December 31, 1995, royalties charged to operations were immaterial.


              In March 1996, the Company entered into a software license agreement with 4-Home Productions (4-Home), a Division of Computer Associates International, Inc. The license agreement gives the Company the right to use, reproduce, display and distribute certain of 4-Home's software application programs within the United States, Canada and Puerto Rico. In exchange for these rights, the Company paid 4-Home a nonrefundable fee of $25,000 and will pay a royalty on all units sold, as defined, that are bundled with 4-Homes' software applications. The term of the agreement is for one year and will automatically renew for additional one-year periods unless written notice of termination is made by either party 60 days prior to the end of the initial or any subsequent term. No royalties have been incurred under this agreement as of September 30, 1996.



                                      F-20




                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)



(7)    COMMITMENTS AND CONTINGENCIES (Continued)

       (c)    Service Agreement

              In March 1996, the Company entered into a maintenance service agreement with Wang Laboratories, Inc. (Wang). The agreement states that Wang will provide certain maintenance services for certain equipment manufactured by the Company for a term of three years and, thereafter, on a year-to-year basis at the option of the Company. The payment terms are based on the greater of certain minimum amounts or the failure rate, as defined, multiplied by the number of units sold per month. As of September 30, 1996, the Company incurred and charged to operations approximately $226,000 under this agreement, of which approximately $189,000 is included in accrued expenses in the accompanying consolidated balance sheet.


       (d)    Development Agreement

              In November 1996, the Company entered into a development agreement with another company (the Developer) whereby the Developer would develop certain technology for the Company for approximately $250,000, in accordance with the development agreement. In addition, the Company may be required to pay additional amounts based on product sold, not to exceed $500,000.


        (e)   Milestone Agreement

              In connection with the Company's proposed initial public offering, Palomar will place 1,200,000 shares of the Company's common stock received for the conversion of certain amounts due to Palomar and PEC in escrow (see Note 2). These shares will only be released from escrow upon the achievement by the Company of a minimum revenue and net income milestone or minimum stock price, as defined.


                                      F-21








                     NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)


(7)    COMMITMENTS AND CONTINGENCIES (Continued)

       (f)    Employment Agreement

              The Company has employment agreements with substantially all of its executive officers which provide for severance payments ranging from 6 to 12 months salary upon termination, as defined, in the agreement. In addition, the Company's employment agreement with its Chief Executive Officer provides for a royalty on each unit sold, as defined. During the nine months ended September 30, 1996 the Company charged $20,400 to cost of revenues under this agreement.


       (g)    Contingency

              The Company is aware that an attorney for a former executive officer of the Company may file a lawsuit or seek arbitration proceeding against the Company regarding this executive's employment and the Company's license agreement with the Licensor. Management believes that any potential suit would be without merit and the Company intends to contest any such suit vigorously. Management believes this potential claim will not have a material adverse effect on the Company's consolidated financial position or results of operations.



(8)    401(K) PROFIT SHARING PLAN

       In April 1996, the Company began participating in a 401(k) plan (the 401(k) Plan) established by Palomar. The 401(k) Plan covers substantially all employees who have satisfied a six-month service requirement and have attained the age of 18. Employees may contribute up to 15% of their salary, as defined, subject to restrictions defined by the Internal
       Revenue Service. Matching contributions equal to 50% of all employee contributions are made in the form of Palomar's common stock. Upon the closing of the initial public offering contemplated herein, it is management's intention to establish its own 401(k) plan. The matching contributions vest ratably over a three-year period. The Company's expense under this matching contribution has been insignificant through September 30, 1996.



                                      F-22








                    NEXAR TECHNOLOGIES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (CONTINUED)



(9)    FINANCING ARRANGEMENTS

       In August 1996, the Company entered into a financing program with IBM Credit Corporation (IBM), whereby IBM will finance all hardware, software and associated products sold or marketed by the Company to any entity (Remarketer) that has already executed a financing agreement with IBM to purchase products from the Company. This financing program gives title of the products sold by the Company to the Remarketer, and IBM finances the purchase price of the products. In addition, under certain circumstances, as defined, IBM has the right to require the Company to repurchase products upon default by the Remarketer. As of September 30, 1996, the Company has not received any proceeds under this agreement.

       In August 1996, the Company entered into a financing agreement with AT&T Capital Corporation (AT&T) whereby AT&T would provide to certain distributors or dealers, financing for the purchase of the Company's products. Under certain circumstances, as defined, AT&T has the right to require the Company to repurchase products upon default of payment by the distributor to AT&T. As of September 30, 1996, the Company has not received any proceeds under this agreement.




                                      F-23









Product engineering and manufacturing are located in NEXAR's l00,000 sf facility
in   Hayward,   Calilornia.   Corporate   headquarters   are   in   Westborough,
Massachusetts.

[PHOTOGRAPHS OF EXTERIOR AND INTERIOR OF CALIFORNIA MANUFACTURING FACILITY]

[NEXAR LOGO]

182 Turnpike Road
Westborough, MA 01581
l -888-NEXAR-PC














================================================================================

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Stockholders, or by any of the Underwriters. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                              --------------------

                                TABLE OF CONTENTS
                                                                        Page


Prospectus Summary.....................................................
Risk Factors...........................................................
Use of Proceeds........................................................
Dividend Policy........................................................
Capitalization.........................................................
Dilution...............................................................
Selected Consolidated Financial Data...................................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................................................
Business...............................................................
Management.............................................................
Certain Transactions...................................................
Stockholders...........................................................
Beneficial Ownership of Management.....................................
Description of Capital Stock...........................................
Shares Eligible for Future Sale........................................
Underwriting...........................................................
Legal Matters..........................................................
Experts................................................................
Additional Information.................................................
Trademarks.............................................................
Index to Consolidated Financial Statements.............................


                              --------------------

         Until ______, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.


================================================================================





================================================================================



                                2,500,000 SHARES




                                    [LOGO]



                                  COMMON STOCK


                              --------------------

                                   PROSPECTUS



                              ______________, 1997



                              --------------------


                           SANDS BROTHERS & CO., LTD.



================================================================================












             ALTERNATE PAGE FOR SELLING SECURITY HOLDERS PROSPECTUS

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                SUBJECT TO COMPLETION, DATED _____________, 1997


PROSPECTUS
                                6,700,000 SHARES

                                     Nexar
                                     [LOGO]


                                  COMMON STOCK


         This Prospectus relates to the resale of up to 6,700,000 shares of Common Stock of Nexar Technologies, Inc. ("NEXAR" or the "Company") held by Palomar Medical Technologies, Inc. ("Palomar") and The Travelers Insurance Company, GFL Advantage Fund Limited and Clearwater Fund IV LLC,(collectively, the "Selling Security Holders"). Prior to the Company's initial public offering, as described below, there has not been a public market for the Common Stock of the Company. The shares of Common Stock being offered hereby were acquired by the Selling Security Holders pursuant to a private offering of Common Stock in private transactions exempt from registration under federal and state securities laws.

       SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN
          FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS
                      OF THE COMMON STOCK OFFERED HEREBY.


     The Selling Security Holders and their agents, donees, distributees, pledgees and other successors in interest may offer and sell the remainder of the shares from time to time in one or more transactions on The Nasdaq Stock Market, or otherwise, at market prices then prevailing or in negotiated transactions. The shares may also be sold pursuant to option, hedging or other transactions with broker-dealers. The shares may also be offered in one or more underwritten offerings, although no such arrangments have been made. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus. See "Selling Security Holders" and "Plan of Distribution."



     On ___________, 1997, the Company completed an initial public offering (the "Offering")of 2,500,000 shares of Common Stock through Sands Brothers & Co., Ltd. (the "Representative") as the representative of several underwriters. The Company will not receive any of the proceeds from the sale of the shares by the Selling Security Holders. See "Use of Proceeds". The Common Stock of the Company is traded on the National Market of the Nasdaq Stock Market (the "Nasdaq National Market") under the symbol "NEXR". On ____________, 1997, the last reported sale price of Common Stock on the Nasdaq National Market was $ ________ per share.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               THE DATE OF THIS PROSPECTUS IS ___________, 1997.








             ALTERNATE PAGE FOR SELLING SECURITY HOLDERS' PROSPECTUS


                                  THE OFFERING


       The 6,700,000 shares of Common Stock offered by the Selling Security Holders are identical to the 2,500,000 shares of Common Stock offered and sold by the Company in its underwritten initial public offering (the "Offering") by separate prospectus. Upon completion of the Offering, 9,200,000 shares of Common Stock were outstanding based on the number of shares of Common Stock outstanding on December 20, 1996 and excluding (i) 3,055,920 shares of Common Stock issuable upon exercise of stock options outstanding as of December 20, 1996 at a weighted average exercise price of $0.51 per share, of which options to purchase 1,061,680 shares were then exercisable, and (ii) 800,000 shares of Common Stock reserved for issuance under stock option to be granted upon the effectiveness of the Offering at the initial public offering price. See "Capitalization," "Management--Stock Plans" and "Beneficial Ownership of Management." Such 9,200,000 shares outstanding includes 1,900,000 of shares of Common Stock which were issued to related parties upon conversion of $10,000,000 of indebtedness upon the closing of the Offering. See "Certain Transactions."









             ALTERNATE PAGE FOR SELLING SECURITY HOLDERS' PROSPECTUS


                                 USE OF PROCEEDS

       The Company will receive no proceeds from the sale of Common Stock by the Selling Security Holders. The net proceeds to the Company from the sale of the 2,500,000 shares of Common Stock offered by the Company pursuant to the Offering are estimated to be $25,850,000 million ($29,877,500 million if the Underwriters exercise their over-allotment option in full), assuming an initial public offering price of $12.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by the Company.

       The principal purposes of the Offering are to increase the Company's equity capital and to create a public market for the Company's Common Stock, which will facilitate future access by the Company to the public equity markets, enhance the ability of the Company to use its Common Stock as consideration for acquisitions and as a means for attracting and retaining key employees. The Company intends to use the proceeds of the Offering for general corporate purposes, including working capital, product development and capital expenditures and to repay $5,000,000 of non-interest bearing demand indebtedness to related parties. See "Certain Transactions." The amount and timing of expenditures may vary significantly depending upon numerous factors including the success of the Company's currently marketed product, the continued progress in, and magnitude of the Company's research and product development programs, market acceptance of the Company's new products, the timing and costs involved in obtaining regulatory clearances and approvals, the costs involved in filing, prosecuting, enforcing and defending patent claims, and competing technological and market developments and the costs and success of its commercialization activities. Based upon its current operating plan, the Company believes that its existing capital resources together with the proceeds of the Offering and interest earned thereon, will be adequate to satisfy its capital requirements for at least the next twelve months.

       A portion of the net proceeds of the Offering may also be used for investments in or acquisitions of complementary businesses, products or technologies, although the Company has not entered into any commitments or negotiations with respect to any such transactions. Pending such use, the Company expects to invest the net proceeds in short-term, interest-bearing, investment grade securities.






             ALTERNATE PAGE FOR SELLING SECURITY HOLDERS' PROSPECTUS



                            SELLING SECURITY HOLDERS



       Set forth below, with respect to each of the Selling Security Holders, is the number of shares of Common Stock beneficially owned as of December 31, 1996, the number of shares of Common Stock offered pursuant to this Prospectus and the number of shares to be owned after completion of this offering (assuming the sale of all of the shares offered hereby).



                                                          NUMBER OF          NUMBER OF SHARES
                                   TOTAL NUMBER OF      SHARES TO BE         TO BE OWNED AFTER
NAME AND ADDRESS                   SHARES OWNED(1)     OFFERED OR SOLD          THE OFFERING
----------------                   ---------------     ---------------       -----------------
Palomar Medical                       6,100,000            6,100,000                0
Technologies, Inc.
66 Cherry Hill Drive
Beverly, Massachusetts  01915

The Travelers Insurance                 200,000              200,000                0
Company
One Tower Square
Hartford, Connecticut  06183

GFL Advantage Fund Limited              200,000              200,000                0
c/o Advantage Fund Limited
    Kaya Flamboyan 9
    Curacao, Netherlands, Antilles

Clearwater Fund IV LLC                  200,000              200,000                0
611 David Road East
Suite 200
Clearwater, Florida 34616






                              CONCURRENT OFFERING


       The Registration Statement of which this Prospectus is a part also covers 2,500,000 shares of Common Stock offered by the Company made pursuant to a separate prospectus.






             ALTERNATE PAGE FOR SELLING SECURITY HOLDERS' PROSPECTUS



                              PLAN OF DISTRIBUTION

       The Selling Security Holders and their agents, donees, distributees, pledgees and other successors in interest may, from time to time, offer for sale and sell or distribute the shares to be offered by them hereby (a) in transactions executed on the Nasdaq National Market, or any securities exchange on which the shares may be traded, through registered broker-dealers (who may act as principals, pledgees or agents) pursuant to unsolicited orders or offers to buy, (b) in negotiated transactions, or (c) through other means. The shares may be sold from time to time in one or more transactions at market prices prevailing at the time of sale or a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Security Holders or by agreement between the Selling Security Holders and their underwriters, dealers, brokers or agents. The shares may also be offered in one or more underwritten offerings. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this Prospectus.

       In connection with distribution of the shares, the Selling Security Holders may enter into hedging or other option transactions with broker-dealers in connection with which, among other things, such broker-dealers may engage in short sales of the shares pursuant to this Prospectus in the course of hedging the positions they may assume with one or more of the Selling Security Holders. The Selling Security Holders may also sell shares short pursuant to this Prospectus and deliver the shares to close out such short positions. The Selling Security Holders may also enter into option or other transactions with broker-dealers which may result in the delivery of shares to such broker-dealers who may sel1 such shares pursuant to this Prospectus. The Selling Security Holders may also pledge the shares to a broker-dealer and upon default the broker-dealer may effect the sales of the pledged shares pursuant to this Prospectus.

     The distribution of the shares by the Selling Security Holders is not subject to any underwriting agreement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Security Holders and/or purchasers of shares, for whom they may act. Such discounts, concessions, commissions or fees will not exceed those customary for the type of transactions involved. In addition, the Selling Security Holders and any such underwriters, dealers, brokers or agents that participate in the distribution of shares may be deemed to be underwriters under the Securities Act, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale







             ALTERNATE PAGE FOR SELLING SECURITY HOLDERS' PROSPECTUS




of the shares will be selected by the Selling Security Holders and may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

       The aggregate proceeds to the Selling Security Holders from the sale of the shares offered by the Selling Security Holders hereby will be the purchase price of such shares less any broker's commissions.

       In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdiction only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration of qualification requirement is available and is complied with.

       The Selling Security Holders and any broker-dealer, agent or underwriter that participates with the Selling Security Holders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

       Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares offered hereby may not simultaneously engage in market making activities with respect to the shares for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, lOb-5, lOb-6 and lOb-7, which provisions may limit the timing of sales of the shares by the Selling Security Holders.

       There is no assurance that the Selling Security Holders will sell any or all of the shares described herein and may transfer, devise or gift such securities by other means not described herein. The Company is permitted to suspend the use of this Prospectus in connection with sales of the shares by holders during certain periods of time under certain circumstances relating to pending corporate developments and public filings with the Commission and similar events. Expenses of preparing







             ALTERNATE PAGE FOR SELLING SECURITY HOLDERS' PROSPECTUS




and filing the registration statement and any and all amendments thereto will be borne by the Company.




================================================================================

             ALTERNATE PAGE FOR SELLING SECURITY HOLDERS' PROSPECTUS



       No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Security Holders. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.


                              --------------------

                                TABLE OF CONTENTS
                                                                        Page

Prospectus Summary.....................................................
Risk Factors...........................................................
Use of Proceeds........................................................
Dividend Policy........................................................
Capitalization.........................................................
Dilution...............................................................
Selected Consolidated Financial Data...................................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................................................
Business...............................................................
Management.............................................................
Certain Transactions...................................................
Selling Security Holders...............................................
Beneficial Ownership of Management.....................................
Description of Capital Stock...........................................
Shares Eligible for Future Sale........................................
Underwriting...........................................................
Legal Matters..........................................................
Experts................................................................
Additional Information.................................................
Trademarks.............................................................
Index to Consolidated Financial Statements.............................


================================================================================





================================================================================
             ALTERNATE PAGE FOR SELLING SECURITY HOLDERS PROSPECTUS


                                6,700,000 SHARES


                                     Nexar
                                    [LOGO]



                                  COMMON STOCK


                              --------------------

                                   PROSPECTUS



                              ______________, 1997



                              --------------------






================================================================================




                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated  expenses  (other  than   underwriting discounts and commissions)
payable by the Registrant in connection with the sale of the Common Stock offered hereby are as follows:

        SEC Registration fee......................................... $   *
        NASD Filing fee..............................................     *
        Nasdaq National Market fee...................................     *
        Printing and mailing expenses................................     *
        Legal fees and expenses......................................     *
        Accounting fees and expenses.................................     *
        Blue Sky fees and expenses (including legal fees)............     *
        Transfer agent and registrar fees and expenses...............     *
        Miscellaneous................................................     *
                                                                      ---------
        Total........................................................$1,000,000
                                                                      =========
---------------------
*  To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article Tenth of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth further provides that a director's personal liability shall be eliminated or limited in the future to the fullest extent permitted from time to time by the Delaware General Corporation Law.

     Article Eleventh of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted from time to time under the Delaware General Corporation Law, indemnify each of its directors and officers against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services to the Registrant, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         In the three years preceding the filing of this registration statement, the Registrant has issued the following securities that were not registered under the Securities Act:

         (a) In March 1995, the Registrant issued 40,000 shares of Common Stock to Palomar (which subsequently transferred such shares to PEC without consideration) for consideration of $400.










         No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or the rules and regulations thereunder. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits:

       Exhibit   Description

        + 1.1   Draft of Underwriting Agreement

        + 3.1   Certificate of Incorporation of the Registrant, as amended

        + 3.2 Form of Restated Certificate of Incorporation to be filed by the Registrant

          3.3   Amended and Restated By-laws of the Registrant

          4.1 Articles Fourth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth and Fifteenth of the Restated Certificate of Incorporation of the Registrant to be filed by the Registrant (included in Exhibit 3.2)

          4.2 Articles II, III, IV, V, VI, VII, VIII, IX, X, XIV, XXI, XXVI, XXVII, of the Registrant's By-laws, as amended (included in Exhibit 3.3)

        + 4.3 Agreement dated December 19, 1996 between Palomar Medical Technologies, Inc. and the Registrant

         *5.1 Opinion of Choate, Hall & Stewart with respect to legality of the shares of Common Stock of the Registrant being registered

       + 10.1 Lease dated as of July 28, 1995 between the Registrant and W.D.P. Corp., a Massachusetts corporation

       + 10.2 Lease dated as of August 9, 1996 between the Registrant and IBG Huntwood Associates, a California general partnership

       **10.3 License Agreement between the Registrant and Technovation Computer Labs, Inc. dated as of August 1, 1995

       **10.4 International Service Agreement between the Registrant and Wang Laboratories, Inc. dated September 1, 1996

       **10.5 On-Site Maintenance & Service Agreement between the Registrant and Wang Laboratories, Inc. dated October 2, 1995

       + 10.6 Letter agreement dated as of December 17, 1996 between the Registrant and Government Technology Services, Inc.

        *10.7   1995 Stock Option Plan

        *10.8   1996 Employee Stock Purchase Plan

        *10.9   1996 Non-Employee Directors Stock Option Plan

       *10.10   Key Employee Agreement between the Registrant and Albert J.
                Agbay

       *10.11   Key Employee Agreement between the Registrant and Gerald Y.
                Hattori

       *10.12 Key Employee Agreement between the Registrant and Michael J. Paciello

       *10.13   Key Employee Agreement between the Registrant and Liaqat Khan


                                        II-2



       *10.14 Key Employee Agreement between the Registrant and Victor J. Melfa, Jr.

       *10.15   Key Employee Agreement the Registrant and James P. Lucivero

       *10.16   Key Employee Agreement the Registrant and E. Craig Conrad

      **10.17 Development Agreement dated as of November 12, 1996 between the Registrant and GDA Technologies, Inc.

         11.1   Statement of Computation of Per Share Earnings

       + 21.1   List of Registrant's subsidiaries

        *23.1   Consent of Choate, Hall & Stewart (included in Exhibit 5.1)

         23.2   Consent of Arthur Andersen LLP

       + 24.1   Power of Attorney

         27.1   Financial Data Schedule
--------------------
    +  Previously Filed.
    *  To be filed by amendment.
   ** Confidential Treatment requested as to portions of the exhibit indicated which have been filed separately with the Securities and Exchange Commission.




         (b)      Financial Statement Schedules:

                         Valuation and Qualifying Accounts

         All other schedules are omitted because they are not applicable, not required under the instructions, or all of the information required is set forth in the financial statements or notes thereto.



ITEM 17. UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes (1) to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser; (2) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (3) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (4) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (5) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;




                                      II-3




                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Westborough, Massachusetts on January 24, 1997.


                                      NEXAR TECHNOLOGIES, INC.



                                      By  /S/ Albert J. Agbay
                                        ----------------------------------------
                                          Albert J. Agbay
                                          Chief Executive Officer, President and
                                          Chairman of the Board


                        POWER OF ATTORNEY AND SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.




Signature                                    Title(s)                                            Date
---------                                    --------                                            ----

/S/ Albert J. Agbay                          Chief Executive Officer (Principal Executive        January 24, 1997
------------------------                     Officer), President and Chairman of the
Albert J. Agbay                              Board of Directors

/S/ Gerald Y. Hattori                        Vice President of Finance and Chief                 January 24, 1997
------------------------                     Financial Officer (Principal Financial and
Gerald Y. Hattori                            Accounting Officer)

        *                                    Director                                            January 24, 1997
------------------------
Steven Georgiev

        *                                    Director                                            January 24, 1997
------------------------
Joseph E. Levangie

        *                                    Director                                            January 24, 1997
------------------------
Joseph P. Caruso

        *                                    Director                                            January 24, 1997
------------------------
Buster C. Glosson


* By: /S/ Albert J. Agbay
      ------------------------
      Attorney-in-Fact



                                      II-4







              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE



To Nexar Technologies, Inc.:

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Nexar Technologies, Inc. and subsidiary included in this registration statement and have issued our report thereon dated October 14, 1996 (except with respect to the matters discussed in Notes 2, 4, and 7(d), as to which the date is December 19, 1996). Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in Item 16(b) above is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein, in relation to the basic financial statements taken as a whole.




                                                  /s/ ARTHUR ANDERSEN LLP




Boston, Massachusetts
October 14, 1996 (except with respect
   to the matters discussed in Notes 2,
   4, and 7(d), as to which the date is
   December 19, 1996)








                            NEXAR TECHNOLOGIES, INC.

                        VALUATION AND QUALIFYING ACCOUNTS


                                               BALANCE,                                       BALANCE,
                                             BEGINNING OF                                      END OF
                                                PERIOD        INCREASES       DEDUCTIONS       PERIOD

ALLOWANCE FOR DOUBTFUL ACCOUNTS:

   December 31, 1995                          $        -      $   12,000      $        -      $   12,000
                                              ==========      ==========      ==========      ==========

   September 30, 1996                         $   12,000      $  267,143      $ (219,143)     $   60,000
                                              ==========      ==========      ===========     ==========
